         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 2001
                                                   REGISTRATION NUMBER 333-66638

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              -------------------

                                  FORM S-4/A
                                AMENDMENT NO. 1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              -------------------

                         HOUSTON AMERICAN ENERGY CORP.
            (Exact name of registrant as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                     1311
           (Primary standard industrial classification code number)

                                  76-0675953
                    (I.R.S. Employer Identification Number)

                         801 Travis Street, Suite 1425
                             Houston, Texas 77002
                                (713) 221-8838
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              John F. Terwilliger
                         801 Travis Street, Suite 1425
                             Houston, Texas 77002
                                (713) 221-8838
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                              -------------------

                                WITH COPIES TO:

                           Norman T. Reynolds, Esq.
                             Jackson Walker L.L.P.
                          1100 Louisiana, Suite 4200
                             Houston, Texas 77002

                                (713) 752-4200


                              -------------------




Approximate date of commencement of proposed sale of the securities to the public: as soon as practicable after this registration statement becomes effective.


                              -------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]




The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

                Subject To Completion.  Dated October 1, 2001.


                                  PROSPECTUS

                         HOUSTON AMERICAN ENERGY CORP.

     Resale of 596,569 Shares of Common Stock, par value $0.001 Per Share Resale of 4,007,719 Shares of Common Stock, par value $0.001 Per Share



                             INFORMATION STATEMENT
                          TEXAS NEVADA OIL & GAS CO.


     This prospectus/information statement is being furnished to the shareholders of Texas Nevada Oil & Gas Co., a Texas corporation, and the stockholders of Houston American Energy Corp., a Delaware corporation, in connection with the merger of TNOG with and into Houston American.

     On July 31, 2001, Houston American and TNOG entered into a Plan and Agreement of Merger relating to the merger, which was amended and restated as of September 26, 2001. The completion of the merger was previously approved by a number of TNOG's shareholders holding in excess of two-thirds of the outstanding shares of TNOG common stock and by all of our current stockholders, subject to completion, filing and effectiveness of the registration statement of which this prospectus/information statement is a part.


     TNOG was previously a wholly-owned subsidiary of Unicorp, Inc., a Nevada corporation. Unicorp spun off all the shares of TNOG to the shareholders of Unicorp in July 2001. Since 1992, TNOG has not undertaken any business operations.


     The merger of TNOG with and into Houston American will be completed 20 days after the effectiveness of this registration statement and delivery of this prospectus/information statement to TNOG's shareholders and our stockholders. Immediately upon filing the required certificates related to the merger with the Secretary of State of Texas and the Secretary of State of Delaware, we will issue an aggregate of 596,569 shares of our common stock to TNOG's shareholders, in exchange for their shares of TNOG common stock. Our current stockholders will retain their current shares of our common stock, an aggregate of 11,403,414 shares, and they will not be required to take any further action with respect to the merger.


     This prospectus/information statement provides TNOG's shareholders with detailed information about the merger, a description of which begins on page 17. Each TNOG shareholder should give all of this information his careful attention, as it describes his rights to either accept the consideration he is to receive in the merger or to exercise his appraisal rights. Each of TNOG's shareholders should also carefully read the section entitled "Risk Factors" beginning on page 7 for a discussion of specific risks that he should consider in connection with the merger.




     In addition to registering the resale of the 596,569 shares of our common stock to be issued to TNOG's shareholders as a result of the merger, this prospectus/information statement also relates to the aggregate resale of 4,007,719 shares of our common stock held by certain of our current stockholders, all of which may be sold from time to time by the selling stockholders.


     Neither the SEC nor any state securities regulator has approved the securities to be issued under this prospectus/information statement or determined if this prospectus/information statement is accurate or adequate. Any representation to the contrary is a criminal offense.


       This prospectus/information statement is dated __________, 2001.


The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS


                                                                                   Page
                                                                                   ----
Questions and Answers About the Merger.....................................           i
Prospectus/Information Statement Summary...................................           1
Houston American Energy Corp. Selected Historical and Unaudited Pro Forma
   Combined Financial Information..........................................           3
Texas Nevada Oil & Gas Co. Selected Historical Financial Information.......           5
Comparative Per Share Information..........................................           6
Market Value of Securities and Future Dividends Policy.....................           6
Risk Factors...............................................................           7
Houston American Energy Corp Management's Discussion and Analysis of
   Financial Condition and Results of Operations...........................           9
Business of Houston American Energy Corp...................................           9
Texas Nevada Oil & Gas Co. Management's Discussion and Analysis of
   Financial Condition and Results of Operations...........................          16
Management Of Houston American Energy Corp.................................          17
Management Of Texas Nevada Oil & Gas Co....................................          17
The Merger.................................................................          18
Dissenters' Rights.........................................................          20
Principal Stockholders of Houston American Energy Corp.....................          22
Principal Shareholders of Texas Nevada Oil & Gas Co........................          22
Certain Relationships and Related Transactions.............................          23
Description Of Houston American Energy Corp Securities.....................          23
Comparative Rights Of Houston American Energy Corp Stockholders and
   Texas Nevada Oil & Gas Co. Shareholders.................................          24
Indemnification and Limitation of Liability................................          29
Interested Director Transactions...........................................          29
Selling Stockholders.......................................................          31
Plan Of Distribution.......................................................          32
Legal Matters..............................................................          32
Experts....................................................................          32
Where You Can Find More Information........................................          32
Financial Statements.......................................................         F-1
Amended and Restated Plan and Agreement of Merger..........................  Appendix A
Texas Business Corporation Act, Sections 5.11-5.13.........................  Appendix B


No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.  What transaction is being proposed?

A. We are proposing to acquire all of the outstanding shares of TNOG common stock. The acquisition will be effected by the merger of TNOG with and into Houston American.

Q.  Why are the two companies proposing to merge?

A. The merger provides TNOG's shareholders the opportunity to realize an increase in the value of their original investment in Unicorp, Inc. due to Houston American's ongoing oil and gas exploration and development activities. Our stockholders will benefit from the merger because we will obtain TNOG's relatively large shareholder base which could be useful in helping us develop a public market for our common stock by providing the necessary float of publicly held shares. Due to the recent downturn in the economy, it has become increasingly more difficult for companies without a public exit vehicle to raise additional capital in private placements. Therefore, developing a public market for our common stock is expected to provide Houston American with greater access to additional financing from public and private sources should it be necessary for us to raise additional outside capital in the future.


Q.  What will I receive in the merger?

A. TNOG's shareholders will be entitled to receive one share of Houston American common stock in exchange for each share of TNOG common stock they own at the time of the merger. Our current stockholders will retain their current shares of Houston American common stock and will not receive any additional consideration as a result of the merger. As of the date of this prospectus/information statement, neither the TNOG common stock nor our common stock is publicly traded.


Q.  As a TNOG shareholder, how will the merger affect me?

A. After the merger, you will own shares of Houston American common stock and you will have the same voting rights as our currently outstanding common stock. We explained the merger's effect on the rights of our current stockholders to each of them at the time they consented to the merger.




Q.  Why is there no TNOG shareholder meeting about this transaction?

A. A TNOG shareholder meeting is not necessary because a number of TNOG shareholders owning a sufficient number of shares of TNOG common stock to approve the merger have already executed a written consent in favor of the merger.

Q.  Why is there no meeting of our stockholders about this transaction?

A. A meeting of our stockholders is not necessary because all of our current stockholders have previously executed a written consent in favor of the merger.


Q.  Do TNOG's shareholders have dissenters' rights?


A. Yes. Under Texas law, TNOG's shareholders are entitled to dissenters' rights.


Q.  When do you expect the merger to be completed?

A. The merger will be completed 20 days after the date this prospectus/information statement is first mailed to TNOG's shareholders and our stockholders. TNOG set July 1, 2001 and we set September 26, 2001 as the record dates to determine TNOG's shareholders and our stockholders who are entitled to be sent a copy of this prospectus/information statement.

Q. Will the shares of Houston American common stock be listed on any stock exchange?

A. Following the merger, the shares of Houston American common stock will be listed on the OTC Bulletin Board.


Q.  Will I be able to sell the shares that I receive in the merger?

A. Only TNOG's shareholders and our stockholders whose shares of Houston American common stock are being registered for resale pursuant to the registration statement of which this prospectus/information statement is a part will be able to resale their shares of Houston American common stock. However, if you are an affiliate of TNOG or Houston American, you will be subject to the securities laws restrictions placed on the selling of shares by affiliates.


Q.  What are the tax consequences of the merger to me?

A. The merger will be a taxable event to the TNOG shareholders. The TNOG shareholders will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the shares of our common stock they receive in the merger and any cash they may have received in connection with the merger, and (ii) their tax basis in their shares of TNOG common stock. The merger will not be a taxable event to the Houston American shareholders. We urge you to carefully read the complete explanation of the tax consequences of the merger on pages 18 through 20.


Q.  What will my tax basis be in the shares I receive in the merger?

A. The tax basis in shares of our common stock TNOG shareholders receive in the merger will equal the fair market value of Houston American shares at the date you own the shares.


Q.  Should TNOG's shareholders send in their stock certificates now?


A. No. After the merger is completed, we will appoint a transfer agent to coordinate the exchange of TNOG's shareholders' current stock certificates representing their shares of TNOG common stock. The transfer agent will send each TNOG shareholder a letter of transmittal and written instructions on how to exchange their stock certificates.


Q.  Who can help answer my questions?

A. If you would like additional copies of this prospectus/information statement, or if you have questions about the merger, you should contact:


     Mr. Louis Mehr                             Mr. John F. Terwilliger
     Texas Nevada Oil & Gas Co.                 Houston American Energy Corp.
     One Riverway, Suite 1700         or        801 Travis Street, Suite 1425
     Houston, Texas 77056                       Houston, Texas 77002

                   PROSPECTUS/INFORMATION STATEMENT SUMMARY

     This brief summary highlights selected information from this
prospectus/information statement.   It does not contain all of the information
that is important. Please carefully read the entire prospectus/information statement and the other documents to which this prospectus/information statement refers for a complete understanding of the proposed merger.

                                 THE COMPANIES

Houston American Energy Corp.

     Houston American Energy Corp. is an oil and gas exploration and production company. Currently, Houston American's business activities are primarily conducted in the Sate of Texas.

Principal Executive Offices of Houston American Energy Corp.

     Our principal executive offices are located at 801 Travis Street, Suite 1425, Houston, Texas 77002. Our telephone number is (713) 221-8838.

Texas Nevada Oil & Gas Co.

     Since 1992, TNOG has not conducted any material business activities. From 1981 to 1991, TNOG held and operated all of the mineral interests of its parent, Unicorp, Inc., in the State of Texas. TNOG has not had any revenues after 1991, when it ceased operations and began liquidating its operating assets. Beginning in 1992, TNOG's activities have consisted primarily of maintaining its corporate status through filing franchise tax returns and paying franchise taxes in the State of Texas.

Principal Executive Offices of Texas Nevada Oil & Gas Co.

     The principal executive offices of TNOG are located at One Riverway, Suite 1700, Houston, Texas 77056. The telephone number for TNOG is (713) 961-2696.

                                  THE MERGER

     TNOG will be merged with and into Houston American no sooner than 20 days after the registration statement of which this prospectus/information statement is a part has been declared effective and this prospectus/information statement has been mailed to TNOG's shareholders and our stockholders. The merger has previously been approved by a number of TNOG's shareholders holding in excess of two-thirds of the outstanding shares of TNOG common stock and by all of our current stockholders. Upon the effectiveness of the merger, TNOG's shareholders will receive an aggregate of 596,569 shares of our common stock, or one share for each share of TNOG common stock surrendered. Our current stockholders will retain their current shares of our common stock, an aggregate of 11,403,414 shares, and they will not be required to take any further action with respect to the merger. The terms and provisions of the agreement relating to the merger, which is attached to this prospectus/information statement as Appendix A, are
                                                              ----------
incorporated herein by reference.


Dissenters' Rights (See page 20)


     Under Texas law, TNOG's shareholders have the right to dissent from the merger and obtain an amount in cash equivalent to the appraised value of their current shares when the merger is completed. However, TNOG's shareholders may only receive the cash payment if they correctly dissent from the merger by following specified procedures. The relevant sections of the Texas Business Corporation Act are attached to this prospectus/information statement as Appendix B.

----------

Reasons for the Merger

     TNOG's management believes that the merger will enable TNOG's shareholders to realize an increase in the value of their original investment in Unicorp, Inc. due to Houston American's ongoing oil and gas exploration and production activities. Over the last several years, there has been very little business activity in Unicorp, Inc. and no business activity with respect to TNOG, despite attempts to generate significant opportunities for both companies. The management of both Unicorp and TNOG concluded that the proposed merger with Houston American provided the best prospect to establish value for their shareholders.


     Our management believes that our stockholders will benefit from the merger because Houston American will obtain TNOG's relatively large shareholder base which could be useful in helping us develop a public market for our common stock by providing the necessary float of publicly held shares. Due to the recent downturn in the economy, it has become increasingly more difficult for companies without a public exit vehicle to raise additional capital in private placements. Therefore, developing a public market for our common stock is expected to provide Houston American with greater access to additional financing from public and private sources should it be necessary to obtain additional outside capital in the future. The registration of shares for resale of certain of our existing stockholders will also provide an exit strategy for them. Without the merger with TNOG and the acquisition of its shareholder base, there would be no meaningful market for the resale of our stock.



Governmental Approvals

     We are not aware of any governmental approvals required to complete the merger other than compliance with the applicable corporate and securities laws of the States of Texas and Delaware.

Certain Tax Consequences (See page 19)


     It is expected that, for United States federal income tax purposes, the merger will not qualify as a tax-free reorganization. Accordingly, the merger will be a taxable transaction for the TNOG shareholders. Our current stockholders will not recognize gain or loss as a result of the merger.




     The actual tax consequences of the merger to you will depend on your specific situation. We strongly urge you to consult your own tax adviser for a full understanding of the merger's tax consequences.


Risk Factors (See page 7)


     An investment in our common stock involves significant risks and should not be made without reference to the risk factors incorporated into this prospectus/information statement.

Registration of Shares


     This prospectus/information statement relates to the aggregate resale of 596,569 shares of our common stock which are to be issued to TNOG's shareholders as a result of the merger, as well as the aggregate resale of 4,007,719 shares of our common stock held by certain of our current shareholders, all of which may be sold from time to time by the selling stockholders. We will not receive any proceeds from the resale of any of the common stock by the selling stockholders.


Forward-Looking Statements

     There are forward-looking statements in this prospectus/information statement and in other documents to which you are referred that are subject to risks and uncertainties. These forward-looking statements include information about our possible or assumed future results of operations or our performance after the merger is completed. When any of the words "believes," "expects," "anticipates," "intends," "estimates" or similar expressions are used, forward-looking statements are being made. Many possible events or factors could affect the actual financial results and performance of each of the companies before the merger and of the combined company after the merger, and these events or factors could cause those results or performance to differ significantly from those expressed in these forward-looking statements. Many of these risks and uncertainties are not within our control or TNOG's control and are set forth under "Risk Factors" beginning on page 7 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 9.


                         HOUSTON AMERICAN ENERGY CORP.
                            SELECTED HISTORICAL AND
              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


     The selected historical financial data presented below under the captions "Selected Operating Data" and "Selected Balance Sheet Data" as of April 15, 2001 and for the period from April 2, 2001 (date of inception) to April 15, 2001 are derived from our audited financial statements. The selected unaudited pro forma combined financial data presented below under the captions "Selected Operating Data" and "Selected Balance Sheet Data" as of June 30, 2001 have been derived from our unaudited pro forma financial statements.


     The selected historical financial data presented below under the captions "Selected Operating Data" and "Selected Balance Sheet Data" as of June 30, 2001 and for the period from April 2, 2001(date of inception) to June 30, 2001 are derived from our unaudited financial statements. Our unaudited financial statements include all adjustments, consisting only of normal accruals, that our management considers necessary for the fair presentation of financial position and results of operations for the unaudited interim periods. Operating results for the period from April 2, 2001 (dated of inception) to June 30, 2001 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2001.


     The selected unaudited pro forma combined financial data presented below under the captions "Selected Operating Data" and "Selected Balance Sheet Data" as of June 30, 2001 and for the six-month period June 30, 2001 are derived from the unaudited pro forma combined financial statements of Houston American and TNOG. It is important that you also read "Houston American Energy Corp. Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements for the period from April 2, 2001 (date of inception) to June 30, 2001 and for the period April 2, 2001 (date of inception) to April 15, 2001 and the related notes. You should also read the unaudited pro forma combined financial statements for the six-month period ended June 30, 2001.








                          INTENTIONALLY LEFT BLANK

                                                                                        Unaudited
                                                                                      Pro Forma For
                                             Historical From April 2, 2001            The Six Month
                                                 (Date of Inception) to                   Period
                                        ----------------------------------------
                                             April 15,              June 30,             June 30,
                                               2001                   2001                 2001
                                        ---------------          ---------------     ---------------
SELECTED OPERATING DATA:

Revenue                                 $             -          $             -     $             -
                                        ---------------          ---------------     ---------------

General and administrative expenses              12,555                   19,517              19,517
                                        ---------------          ---------------     ---------------

Net loss                                $        12,555          $        19,517     $        19,517
                                        ===============          ===============     ===============


                                                                                  Unaudited
                                                    Historical as of           Pro Forma as of
                                            --------------------------------
                                               April 15,          June 30,        June 30,
                                                 2001               2001            2001
                                            -------------      -------------   --------------
SELECTED BALANCE SHEET DATA:

Cash                                        $       1,000      $         976   $          976
Oil and gas properties                            171,147            260,470          260,470
Deferred assets                                    63,871            108,840          108,840
                                            -------------      -------------   --------------
Total assets                                $     236,018      $     370,286   $      370,286
                                            =============      =============   ==============

Accrued liabilities                                30,592                  -                -
Payable to affiliated companies                         -            171,822          171,822
Notes payable                                     216,981            216,981          205,981
                                            -------------      -------------   --------------
Total liabilities                                 247,573            388,803          377,803
Shareholders' equity                              (11,555)           (18,517)          (7,517)
                                            -------------      -------------   --------------
Total liabilities and shareholder's equity  $     236,018      $     370,286   $      370,286
                                            =============      =============   ==============

                          TEXAS NEVADA OIL & GAS CO.
                   SELECTED HISTORICAL FINANCIAL INFORMATION


     The selected historical financial data presented below under the captions "Selected Operating Data" and "Selected Balance Sheet Data" as of December 31, 2000, and 1999 and for each of the years ended December 31, 2000 and 1999 have been derived from TNOG's audited financial statements.


     The selected historical financial data presented under the captions "Selected Operating Data" and "Selected Balance Sheet Data" as of June 30, 2000 and for the six months ended June 30, 2001 and 2000 are derived from TNOG's unaudited financial statements. TNOG's unaudited financial statements include all adjustments that TNOG's management considers necessary for a fair presentation of financial position and results of operations for the unaudited interim periods. Operating results for the six-month period ended June 30, 2001 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2001.


     It is important that you also read "Texas Nevada Oil & Gas Co. Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements for the six month period ended June 30, 2001 and June 30, 2000, and for the periods ended December 31, 2000 and 1999 and the related notes.



                                                                     Historical From
                                              -------------------------------------------------------------
                                                       December 31,                      June 30,
                                              -----------------------------    ----------------------------
                                                  1999            2000             2000           2001
                                              ------------   --------------    -------------  -------------
SELECTED OPERATING DATA:

Revenue                                       $          -   $            -    $           -  $           -
                                              ------------   --------------    -------------  -------------
General and administrative expenses                  1,000                -                -              -
                                              ------------   --------------    -------------  -------------
Net loss                                      $      1,000   $            -    $           -  $           -
                                              ============   ==============    =============  =============
                                                                      Historical as of
                                                              ---------------------------------
                                                                December 31,      June 30,
                                                                   2000             2001
                                                              ---------------- ----------------
   SELECTED BALANCE SHEET DATA:

Total assets                                                   $             -  $             -
                                                               ===============  ===============

Total liabilities                                                            -                -
Shareholders' equity                                                         -                -
                                                               ---------------  ---------------
Total liabilities and shareholders' equity                     $             -  $             -
                                                               ===============  ===============

                       COMPARATIVE PER SHARE INFORMATION






     The table below contains historical and pro forma per share information about the net loss and book value of Houston American. and TNOG. The per share information has been derived from the audited, unaudited and unaudited pro forma financial statements referred to above in "Selected Historical and Unaudited Pro Forma Financial Information" for Houston American and in "Selection Historical Financial Information" for TNOG. You should read the information below together with "Houston American Energy Corp. Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Texas Nevada Oil & Gas Co. Management's Discussion and Analysis of Financial Condition and Results of Operations."



     The unaudited pro forma combined per share information does not necessarily indicate the operating results that would have been achieved had the merger of Houston American and TNOG actually occurred at the beginning of the periods presented nor does it indicate future results of operations of financial condition.






                                                      Historical From April 2, 2001
                                                         (Dated of Inception) to
                                             -------------------------------------------------
                                               April 15, 2001                  June 30, 2001
                                             ------------------              -----------------

Historical:
   Houston American Engery Corp
      Basic loss per share                        $ 0.01                               $ 0.02
      Negative book balance per shares              0.01                                 0.02

                                                                Historical
                                             -------------------------------------------------
                                                   December 31,                June 30,
                                             -----------------------     ---------------------
                                              1999             2000       2000           2001
                                             ------           ------     ------         ------
Historical:
   Texas Nevada Oil & Gas Co.
      Basic loss per share                   $ 1.00             $ -        $ -            $ -
      Book value per share                        -               -          -              -

                                                   Unaudited
                                                  Pro Forma For
                                                  The Six Month
                                                      Period
                                                  June 30, 2001
                                             -----------------------
Unaudited Pro Foma Combine
     Basic Loss per share                             $ 0.00
     Negative book value per share                    $ 0.00


             MARKET VALUE OF SECURITIES AND FUTURE DIVIDENDS POLICY


     As of the date of this prospectus/information statement, neither the TNOG common stock nor our common stock is publicly traded, although the TNOG common stock has been registered under the Securities Exchange Act of 1934. We have applied to list our common stock on the OTC Bulletin Board under the symbol "___." As of _____________, 2001, there were approximately 995 shareholders of record of TNOG common stock and 30 stockholders of record of our common stock.

     We presently anticipate that all of our future earnings will be retained for the development of our business. Therefore, we do not expect to pay any cash dividends in the foreseeable future. The payment of any future dividends will be at the discretion of our board of directors and will be based on our future earnings, financial condition, capital requirements and other relevant factors.

                                  RISK FACTORS

     An investment in our common stock involves certain risks. Prospective investors should carefully review the following factors, together with the other information contained in this prospectus/information statement, prior to making a decision to invest in our common stock. The future trading price of shares of our common stock will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions.

We may be unable to meet our capital requirements which may slow down or curtail our business plans


     Since our inception on April 2, 2001 to June 30, 2001, we have suffered operational losses totaling $19,517 and we expect to continue to have substantial capital expenditure and working capital needs. If low natural gas and oil prices, operating difficulties or other factors, many of which are beyond our control, cause our revenues or cash flows from operations to decrease, we may be limited in our ability to obtain the capital necessary to complete our development, exploitation and exploration programs. We have not thoroughly investigated whether this capital would be available, who would provide it, and on what terms. If we are unable, on acceptable terms, to raise the required capital, our business may be seriously harmed or even terminated.


Our management owns a significant amount of our common stock, giving them influence or control in corporate transactions and other matters, and their interests could differ from those of other stockholders


     Upon the effectiveness of the merger, John F. Terwilliger, our sole director and executive officer, will beneficially own approximately 61.6 percent of our outstanding common stock. As a result, he will continue to be in a position to significantly influence or control the outcome of matters requiring a stockholder vote, including the election of directors, the adoption of any amendment to our certificate of incorporation or bylaws, and the approval of mergers and other significant corporate transactions. His control of Houston American may delay or prevent a change of control on terms favorable to the other stockholders and may adversely affect the voting and other rights of other stockholders.


Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations

     Our success will depend on our ability to retain John F. Terwilliger, our sole director and executive officer, and to attract other experienced management and non-management employees, including engineers, geoscientists and other technical and professional staff. We will depend, to a large extent, on the efforts, technical expertise and continued employment of such personnel and members of our management team. If members of our management team should resign or we are unable to attract the necessary personnel, our business operations could be adversely affected.




Our certificate of incorporation and bylaws and the Delaware General Corporation Law contain provisions that could discourage an acquisition or change of control of Houston American

     Our certificate of incorporation authorizes our board of directors to issue preferred stock and common stock without stockholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire control of us. In addition, provisions of our certificate of incorporation and bylaws could also make it more difficult for a third party to acquire control of us. These provisions include a denial of cumulative voting rights, limitations on stockholder proposals at meetings of stockholders, and restrictions on the ability of our stockholders to call special meetings. Our certificate of incorporation provides that our board of directors is divided into three classes, each elected for staggered three-year terms. Although we currently have only one director, we anticipate additional directors will be added to our board of directors shortly after the completion of the merger. Thus, control of our board of directors cannot be changed in one year; rather, at least two annual meetings must be held before a majority of the members of our board of directors could be changed. In addition, the Delaware

General Corporation Law imposes restrictions on mergers and other business combinations between us and any holder of 15 percent or more of our outstanding common stock.

     These provisions of Delaware law and our certificate of incorporation and bylaws may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his best interest, including attempts that might result in a premium over the market price for the common stock.


TNOG shareholders may succeed to a portion of the TNOG tax liability



     The merger will be a taxable transaction for federal income tax purposes. It is likely that the Internal Revenue Service will consider the merger a taxable sale by TNOG of its assets and the subsequent liquidation of TNOG. If we do not pay the tax liability created by this deemed sale of assets, there is a risk that the Internal Revenue Service would assert that the TNOG shareholders are distributees of property of TNOG and that each TNOG shareholder is liable for the unpaid taxes to the extent of the value of property it received in the deemed liquidation.



TNOG's shareholders are entitled to dissenter's rights



     TNOG's shareholders who do not consent to the merger may, under certain circumstances and by following procedures prescribed by the Texas Business Corporation Act exercise dissenter's rights and receive cash for the fair value of their shares. Dissenters must follow the appropriate procedures under Texas law or suffer the termination or waiver of such rights. In the event a TNOG shareholder relinquishes or loses his dissenter rights, he will receive the same number of shares of our common stock that he would have received in the merger had such dissenter not attempted to exercise his dissenter's rights.






Need for additional financing



     Currently, our revenue is insufficient to cover our ongoing exploration and development expenses and our general operating costs. Therefore, our audited financial statements include an auditor's report containing a statement regarding an uncertainty about our ability to continue as a going concern. Our ability to continue our operations is dependent on the willingness and ability of Moose Oil & Gas Company and Moose Operating Co., Inc. (entities affiliated with John F. Terwilliger, our sole director executive officer) to continue funding our operations and our ability to obtain additional sources of financing as discussed below in "Houston American Energy Corp. Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." As of the date of this prospectus/information statement, our relationships with Moose Oil & Gas Company and Moose Operating Co., Inc. are stable and we have no reason to doubt the willingness of those two entities to continue providing additional funding. However, if Moose Oil & Gas Company and Moose Operating Co., Inc. discontinue funding our operations and we are unable to obtain alternative financing when needed on acceptable terms, if at all, we may be unable to continue our operations.


Shares of our common stock may be "penny stocks"

     If the market price per share of our common stock is less than $5.00, the shares of our common stock will be "penny stocks" as defined in the Exchange Act. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of our common stock being registered under this prospectus/information statement. In addition, the "penny stock" rules adopted by the SEC under the Exchange Act subject the sale of shares of our common stock to regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling penny stocks must, prior to effecting the transaction, provide their customers with a document which discloses the risks of investing in penny stocks.

     Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in penny stocks. Accordingly, the SEC's rules may limit the number of potential purchasers of shares of our common stock. Moreover, various state securities laws impose restrictions on transferring "penny stocks," and, as a result, investors in our common stock may have their ability to sell their shares impaired.


                  HOUSTON AMERICAN ENERGY CORP. MANAGEMENT'S
                          DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATION



     The following discussion contains certain forward-looking statements that are subject to business and economic risks and uncertainties, and actual results could differ materially from those forward-looking statements. The following discussion regarding our financial condition and results of operations should be read in conjunction with the financial statements and related notes.





General

     Houston American Energy Corp. is an oil and gas exploration and production company. Currently, Houston American's business activities are conducted in the State of Texas.


Results of Operations



     Since our inception on April 2, 2001 to June 30, 2001, we have incurred an operating loss of $19,517. Our revenues during that period were approximately $2,900 and our total exploration and development costs associated with the three wells we have drilled was $199,733.


Liquidity and Capital Resources


     Our management anticipates that our current financing in place will meet our anticipated objectives and business operations for approximately the next 24 months. For that period, we anticipate that our committed share of the costs associated with completing, testing and connecting our third well, Sartwell No. 5, will be approximately $875,000. Additionally, we anticipate drilling expenses and costs of approximately $1,250,000 related to our interest in two deep wells which will be drilled in the next six to eight months, and an additional $1,250,000 for two other wells we anticipate drilling prior to the end of the year 2002.



     In addition to the income we anticipate receiving from our three wells, Moose Oil & Gas Company and Moose Operating Co., Inc. are currently loaning us the funds needed to continue our operations. John F. Terwilliger, our sole director and executive officer, is also the sole director, chief executive officer and majority shareholder of Moose Oil & Gas Company, which is the parent of Moose Operating Co., Inc. To the extent our revenue shortfall exceeds the willingness and ability of Moose Oil & Gas Company and Moose Operating Co., to continue loaning us fund needed for our operations, we anticipate raising any additional capital needed from outside investors coupled with bank or mezzanine lenders. As of the date of this prospectus/information statement, we have not entered into any negotiations with any third parties to provide such capital.



                   BUSINESS OF HOUSTON AMERICAN ENERGY CORP.



Current Strategy



     Our primary focus over the next 12 months is the exploration and production of two significant leasehold interests we own in Lavaca County, Texas. In addition to seeking out oil and gas property prospects using advanced seismic techniques, we will utilize our management's contacts to identify potential acquisition targets. In searching for potential acquisition targets, we will focus primarily in the Onshore Texas Gulf Coast Region of the State of Texas, where our management has been involved in oil and gas exploration and production activities since 1983.


     In addition to our own drilling activities and acquisition strategy, we may encourage others in the oil and gas industry to enter into partnerships or joint ventures with us for purposes of acquiring properties and conducting drilling and exploration activities.

Exploration and Development Activities

     Our exploration and development activities focus on the identification and drilling of new productive wells and the acquisition of existing producing wells from other producers.

Drilling Activities


     As of the date of this prospectus/information statement, we have drilled and completed two gross wells (0.45 net wells), and we have drilled and are completing the last of our three test wells we are committed to drill on three of our four leaseholds in Lavaca County, Texas. Based on log analysis comparing the first two wells to other producing wells in the immediate area, we believe them to be capable of profitable production. Currently, those wells are producing a non-material amount of natural gas.



     The log analysis conducted during the drilling of the third well causes us to believe that the third well is also capable of profitable production. As of the date of this prospectus/information statement, production casing has been run on the third well and it is awaiting a completion rig in order to attempt to complete the well. If the third well is successful, it will be immediately connected to the pipeline system.



     Our goal in drilling our first two wells was to test the Frio and Miocene Formations at different depths above 3,500 feet. The third well was drilled in order to test the Lower Wilcox Formation at depths down to 16,500 feet.



     The following table summarizes our development drilling activity for the period from our inception on April 2, 2001 through August 31, 2001. There is no correlation between the number of productive wells completed during any period and the aggregate reserves attributable to those wells. All of the wells we have drilled are natural gas wells.



      Total                Productive                Dry
      -----                ----------                ---

   Drilled     Net    Drilled      Net     Drilled         Net
   -------    ----    -------     ----     -------         ---
      3       1.00       2        0.45        0             0



     A "gross well" is a well in which we own a working interest. A "net well" is deemed to exist when the sum of the fractional working interests in gross wells equals one. The total of 1.00 net wells included in the foregoing chart includes our third well (0.55 net wells). Our original interest in that well (0.15 net wells) increased as a result of the election by several working interest owners to be treated as non-consenting parties on the well. Pursuant to the terms of the operating agreement related to the well, which is between Louis Dreyfus, Seisgen Exploration, Inc. and Moose Oil & Gas Company and is attached as an exhibit to the registration statement of which this prospectus/information statement is a part, we will continue to own our respective share of each non-consenting party's interest in the well (an additional 0.40 net wells) until the total proceeds from the sale of gas produced from the well attributable to each non-consenting party's interest in the well is equal to the total of:



     . 100 percent of the costs of operating the well attributable to the applicable non-consenting party's original interest in the well; and



     . 400 percent of the costs and expenses of drilling, testing and completing the well attributable to the applicable non-consenting party's original interest in the well.


Marketing


     We anticipate marketing substantially all of the oil and gas to be produced from our properties to Kinder Morgan Pipeline, Inc., Pinnacle Natural Gas Co. and Texas Gas Plants, L.P. As of the date of this prospectus, we have entered into gas purchase agreements with Kinder Morgan and Pinnacle (as successor to Dominion Pipeline Company) with respect to the Kalmus No. 1 well and the Carl Klimitchek No. 2 well, respectively. Each of those agreements, which are attached as exhibits to the registration statement of which this prospectus/information statement is a part, were entered into by Moose Operating Co., Inc. and we were assigned the rights to the agreements in connection with the purchase of our oil and gas interests from Moose Oil & Gas Company. Each agreement requires us to sell all of the gas we produce from the applicable well to the purchaser at fluctuating prices, which are based on the appropriate index and, in the case of the agreement with Pinnacle, the average gas liquids content of the gas we deliver.



     Although we have not entered into an agreement with Texas Gas Plants, L.P. as of the date of this prospectus/information statement, we have held preliminary discussions with representatives of Texas Gas Plants regarding entering into a gas purchase agreement related to the Sartwelle No. 5 well. Due to the proximity of an available connection to Texas Gas Plants' pipeline to the location of the Sartwelle No. 5 well (less than a mile) and the prior contractual relationships between Moose Operating Co. and Shell Western E&P, Inc., an affiliate of Texas Gas Plants, we believe that entering into a gas purchase agreement with Texas Gas Plants will represent our best opportunity for marketing the gas we produce from the Sartwelle No. 5 well. Although we cannot be certain that our initial discussions will result in an actual agreement, the representatives of Texas Gas Plants have expressed an interest in entering into a gas purchase agreement if the testing of the Sartwelle No. 5 well establishes that it appears capable of profitable production.


Production

     As of the date of this prospectus/information statement, we have not had any material production of oil or natural gas from our wells.

Reserves


     Inasmuch as we have only recently completed the drilling of our first two test wells, our potential reserves have not been established as of the date of this prospectus/information statement. We anticipate that a reserve determination will be made for each of our wells by the end of 2001. However, if our third well, Sartwell No. 5, is completed and begins producing prior to that time, we will immediately contract for a reserve study.


Leaseholds


     As of the date of this prospectus/information statement, we have leasehold interests in four oil and gas properties in Lavaca County, Texas, which represent a total of 943.8 gross and 157.55 net developed acres and 1,195 gross and 149.38 net undeveloped acres. A "gross acre" is an acre in which a working interest is owned. The number of gross acres represents the sum of acres in which a working interest is owned. A "net acre" is deemed to exist when the sum of the fractional working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests in gross acres expressed in whole numbers or fractions.


     Operational Hazards and Insurance. Our development, exploitation and exploration activities may be unsuccessful for many reasons, including weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a natural gas and oil well does not ensure a profit on investment. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally profitable.

     Our business involves a variety of operating risks which may adversely affect our profitability, including:

     .  fires;

     .  explosions;

     .  blow-outs and surface cratering;

     .  uncontrollable flows of oil, natural gas, and formation water;

     . natural disasters, such as hurricanes and other adverse weather conditions;

     .  pipe, cement, or pipeline failures;

     .  casing collapses;

     .  embedded oil field drilling and service tools;

     .  abnormally pressured formations; and

     . environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases.

     If we experience any of these problems, it could affect well bores, gathering systems and processing facilities, which could adversely impact our ability to conduct operations. We could also incur substantial losses as a result of:

     .  injury or loss of life;

     . severe damage to and destruction of property, natural resources and equipment;

     .  pollution and other environmental damage;

     .  clean-up responsibilities;

     .  regulatory investigation and penalties;

     .  suspension of our operations; and

     .  repairs to resume operations.

     In accordance with industry practice, our insurance protects us against some, but not all, operational risks and we do not carry business interruption insurance at levels that would provide enough funds for us to continue operating without access to additional funds. For some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. Therefore, our insurance may be inadequate to cover any losses or exposure for liability. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect our operations and financial condition.

     Reserves. Our business strategy requires us to develop reserves through acquisitions of proved natural gas and oil properties, further development of our existing properties, and exploration activities. Properties may not be available for acquisition in the future on terms we find attractive. A substantial decrease in the availability of proved natural gas and oil properties in our areas of operation, or a substantial increase in their cost, would adversely affect our ability to develop and continuously replace our reserves as they are depleted. In addition, our exploration and development activities may not be successful. If we fail to develop and continuously replace our reserves, our level of production and cash flows will be adversely affected.

     We have undeveloped properties that will require substantial costs to develop. We expect to continue incurring costs to acquire, explore and develop oil and gas properties, and our management predicts that these costs, together with general and administrative expenses, will be in excess of funds available from revenues from properties owned by us. It is anticipated that the source of funds to carry out exploration and development will come from a combination of our production revenues, sales of our securities, and funds from other funding transactions in which we might engage.

     We will periodically review the carrying value of our natural gas and oil properties under the full cost accounting rules of the SEC. Under these rules, capitalized costs of proved natural gas and oil properties may not exceed the present value of estimated future net revenues from proved reserves, discounted at an annual rate of 10 percent. Application of this "ceiling" test requires pricing future revenue at the unescalated prices in effect as of the end of each fiscal quarter and requires a write-down for accounting purposes if the ceiling is exceeded, even if prices were depressed for only a short period of time. In the future, we may be required to write down the carrying value of our natural gas and oil properties when natural gas and oil prices are depressed or unusually volatile, which would result in a charge against our earnings. Once incurred, a write-down of the carrying value of our natural gas and oil properties is not reversible at a later date.

Financing of Drilling Activities

     Shortages or an increase in costs of drilling rigs, equipment, supplies or personnel could delay or adversely affect our operations, which could have a material adverse effect on our business, financial condition and results of operations. Recently, drilling activity in many geographic areas has increased, resulting in increases in associated costs, including those related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry. We do not have any contracts with providers of drilling rigs and we may find that drilling rigs will not be readily available when we need them.

Volatility of Oil and Gas Prices

     As an independent oil and gas producer, our revenue, profitability and future rate of growth are substantially dependent upon the prevailing prices of, and demand for, natural gas, oil, and condensate. Our realized profits affect the amount of cash flow available for capital expenditures. Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms is also substantially dependent upon oil and gas prices. From time to time, oil and gas prices have been depressed. However, prices for oil and gas have recently increased materially, only to fall back to their current levels. It is impossible to predict future oil and natural gas price movements with any certainty. Any continued and extended decline in the price of oil or gas could have a material adverse effect on our financial position, cash flows and results of operations and may reduce the amount of our oil and natural gas that can be produced economically.

     Prices for oil and natural gas are subject to wide fluctuation in response to relatively minor changes in the supply of, and demand for, oil and gas, market uncertainty and a variety of additional factors that are beyond our control. Among the factors that can cause the volatility of oil and gas prices are:

     . worldwide or regional demand for energy, which is affected by economic conditions;

     .  the domestic and foreign supply of natural gas and oil;

     .  weather conditions;

     .  domestic and foreign governmental regulations;

     .  political conditions in natural gas and oil producing regions;

     . the ability of members of the Organization of Petroleum Exporting Countries to agree upon and maintain oil prices and production levels; and

     .  the price and availability of other fuels.

Competition

     Competition in the oil and gas industry is intense and we compete with major and other independent oil and gas companies with respect to the acquisition of producing properties and proved undeveloped acreage. Our competitors actively bid for desirable oil and gas properties, as well as for the equipment and labor required to operate and develop the properties. Many of our competitors, however, have financial resources and exploration and development budgets that are substantially greater than ours and may be able to absorb the burden of any changes in federal, state and local laws and regulations more easily than we can, which would adversely affect our competitive position. These competitors may be able to pay more for natural gas and oil properties and may be able to define, evaluate, bid for and purchase a greater number of properties than we can. Our ability to acquire additional properties and develop new and existing properties in the future will depend on our capability to conduct operations, to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.

Regulation


     Our business and the oil and gas industry in general are subject to extensive laws and regulations, including environmental laws and regulations. We may be required to make large expenditures to comply with environmental and other governmental regulations. State and federal regulations, including those enforced by the Texas Railroad Commission as the primary regulator of the oil and gas industry in the State of Texas, are generally intended to prevent waste of oil and gas, protect rights to produce oil and gas between owners in a common reservoir and control contamination of the environment. Matters subject to regulation in the State of Texas include:


     .  location and density of wells;

     . the handling of drilling fluids and obtaining discharge permits for drilling operations;

     . accounting for and payment of royalties on production from state, federal and Indian lands;

     . bonds for ownership, development and production of natural gas and oil properties;

     .  transportation of natural gas and oil by pipelines;

     .  operation of wells and reports concerning operations; and

     .  taxation.

     Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws and regulations could change in ways that substantially increase our costs. Accordingly, any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations.

     The availability of a ready market for oil and gas production depends on several factors beyond our control. These factors include regulation of oil and gas production, federal and state regulations governing environmental quality and pollution control, the amount of oil and gas available for sale, the availability of adequate pipeline and other transportation and processing facilities and the marketing of competitive fuels.

     Pipelines are subject to the jurisdiction of various federal, state and local agencies. We take all necessary steps to comply with applicable regulations and we believe that we are in substantial compliance with applicable statutes, rules, regulations and governmental orders although we cannot be certain that this is or will remain the case. The following discussion of the regulation of the United States natural gas industry is not intended to constitute a complete discussion of the various statutes, rules, regulations and environmental orders to which our operations may be subject.

     Regulation of Natural Gas Exploration and Production. Our natural gas operations are subject to various types of regulation at the federal, state and local levels. Prior to commencing drilling activities for a well, we are required to procure permits and/or approvals for the various stages of the drilling process from the applicable state and local agencies in the state in which the area to be drilled is located. Permits and approvals include those for the drilling of wells, and regulations include maintaining bonding requirements in order to drill or operate wells and the location of wells, the method of drilling and casing wells, the surface use and restoration of properties on which wells are drilled, the plugging and abandoning of wells, and the disposal of fluids used in connection with operations.

     Our operations are also subject to various conservation laws and regulations. These include the regulation of the size of drilling and spacing units or portion units and the density of wells, which may be drilled and the unitization or pooling of natural gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely primarily or exclusively on voluntary pooling of lands and leases. In areas where pooling is voluntary, it may be more difficult to form units, and therefore, more difficult to develop a project if the operator owns less than 100 percent of the leasehold.

     In addition, some states have conservation laws that establish maximum rates of production from natural gas reservoirs and impose some requirements regarding the ratability of production. The effect of these regulations may limit the amount of natural gas we can produce from our wells and may limit the number of wells or the locations at which we can drill. The regulatory burden on the natural gas industry increases our cost of doing business and, consequently, affects our profitability. Inasmuch as laws and regulations are frequently expanded, amended, and reinterpreted, we are unable to predict the future cost or impact of complying with regulations.

     Regulation of Sales and Transportation of Natural Gas. Historically, the transportation and resale of natural gas in interstate commerce have been regulated by the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978, and the regulations promulgated by the Federal Energy Regulatory Commission. Maximum selling prices of some categories of natural gas sold in "first sales," whether sold in interstate or intrastate commerce, were regulated under the NGPA. The Natural Gas Well Head Decontrol Act removed, as of January 1, 1993, all remaining federal price controls from natural gas sold in "first sales" on or after that date. FERC's jurisdiction over natural gas transportation was unaffected by the Decontrol Act. While sales by producers of natural gas and all sales of crude oil, condensate and natural gas liquids can currently be made at market prices, Congress could reenact price controls in the future.

     Our sales of natural gas are affected by the availability, terms and cost of transportation. The price and terms for access to pipeline transportation are subject to extensive regulation. In recent years, FERC has undertaken various initiatives to increase competition within the natural gas industry. As a result of initiatives like FERC Order No. 636, issued in April 1992, the interstate natural gas transportation and marketing system has been substantially restructured to remove various barriers and practices that historically limited non-pipeline natural gas sellers, including producers, from effectively competing with interstate pipelines for sales to local distribution companies and large industrial and commercial customers. The most significant provisions of Order No. 636 require that interstate pipelines provide transportation separate or "unbundled" from their sales service, and require that pipelines make available firm and interruptible transportation service on an open access basis that is equal for all natural gas suppliers.

     In many instances, the result of Order No. 636 and related initiatives has been to substantially reduce or eliminate the interstate pipelines' traditional role as wholesalers of natural gas in favor of providing only storage and transportation services. Another effect of regulatory restructuring is the greater transportation access available on interstate pipelines. In some cases, producers and marketers have benefited from this availability. However, competition among suppliers has greatly increased and traditional long-term producer pipeline contracts are rare. Furthermore, gathering facilities of interstate pipelines are no longer regulated by FERC, thus allowing gatherers to change higher gathering rates.

     Additional proposals and proceedings that might affect the natural gas industry are nearly always pending before Congress, FERC, state commissions and the courts. The natural gas industry historically has been very heavily regulated; therefore, we cannot be certain that the less stringent regulatory approach recently pursued by FERC and Congress will continue. We cannot determine to what extent our future operations and earnings will be affected by new legislation, new regulations, or changes in existing regulations, at the federal, state or local levels.

     Environmental Regulations. Our anticipated operations are subject to additional laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stricter environmental legislation and regulations could continue. To the extent laws are enacted or other governmental action is taken that restrict drilling or impose environmental protection requirements that result in increased costs to the natural gas industry in general, our business and prospects could be adversely affected.

     We generate wastes that may be subject to the Federal Resource Conservation and Recovery Act ("RCRA") and comparable state statutes. The U.S. Environmental Protection Agency and various state agencies have limited the approved methods of disposal for some hazardous wastes. Furthermore, some wastes generated by our operations that are currently exempt from treatment as "hazardous wastes" may in the future be designated as "hazardous wastes," and therefore be subject to more rigorous and costly operating and disposal requirements.

     We currently own or lease properties that for many years have been used for the exploration and production of oil and natural gas. Although we believe that we have utilized good operating and waste disposal practices, prior owners and operators of these properties may not have utilized similar practices, and hydrocarbons or other wastes may have been disposed of or released on or under the properties owned or leased by us or on or under locations where wastes have been taken for disposal. These properties and the wastes disposed on the properties may be subject to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), RCRA and analogous state laws as well as state laws governing the management of oil and natural gas wastes. Under those laws, we could be required to remove or remediate previously disposed wastes, including waste disposed of or released by prior owners or operators, or property contamination, including groundwater contamination, or to perform remedial plugging operations to prevent future contamination.

     CERCLA and similar state laws impose liability, without regard to fault or the legality of the original conduct, on some classes of persons that are considered to have contributed to the release of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed of or arranged for the disposal of the hazardous substances found at the site.
Persons who are or were responsible for release of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

     Our anticipated operations may be subject to the Clean Air Act and comparable state and local requirements. Amendments to the CAA were adopted in 1990, and contain provisions that may result in the gradual imposition of pollution control requirements with respect to air emissions from our operations. The EPA and the states have been developing regulations to implement these requirements. We may be required to incur capital expenditures in the next several years for air pollution control equipment in connection with maintaining or obtaining operating permits and approvals addressing other air emission related issues.

Employees

     As of August 31, 2001, we had one full-time employee and no part time employees. Our employee is not covered by a collective bargaining agreement, nor do we anticipate that any of our future employees will be so covered. If our operations continue to grow as expected, we anticipate hiring as many as three additional employees over the next six to eight months.


Facilities

     We currently share on a rent free basis approximately 3,400 square feet of office space provided by Moose Oil & Gas Company in Houston, Texas as our executive offices. As we add employees and expand our business over the next six to eight months, we anticipate that we will need to lease new space for our executive offices.

Legal Proceedings

     As of the date of this prospectus/information statement, we are not involved in any legal proceedings.




                    TEXAS NEVADA OIL & GAS CO. MANAGEMENT'S
                           DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION


     Since 1992, TNOG has not conducted any material business activities. From 1981 to 1991, TNOG held and operated all of the mineral interests of Unicorp, Inc. in the State of Texas. TNOG has not had any revenues after 1991, when it ceased operations and began liquidating its operating assets. Beginning in 1992, TNOG's activities have consisted primarily of maintaining its corporate status through filing franchise tax returns and paying franchise taxes in the State of Texas. TNOG currently has only nominal assets.

                  MANAGEMENT OF HOUSTON AMERICAN ENERGY CORP.

Our Directors and Executive Officers


     John F. Terwilliger, age 54, is our sole director and executive officer. Mr. Terwilliger has been our president, secretary and treasurer since our inception in April 2001. Our board of directors is divided into three classes, each elected for staggered three-year terms. Mr. Terwilliger is a Class C director and his term is scheduled to expire at the third annual meeting following the end of our 2001 fiscal year. Although we currently have only one director, we anticipate that additional directors will be appointed by Mr. Terwilliger, in accordance with our bylaws, shortly after the completion of the merger. The prospective directors have not yet been identified. Our executive officers are elected by our board of directors and serve terms of one year or until their death, resignation or removal by our board of directors.


     Beginning in 1988, Mr. Terwilliger has served as the chairman of the board and president of Moose Oil & Gas Company, a Houston, Texas based company. Before 1988, Mr. Terwilliger was the chairman of the board and president of Cambridge Oil Company, a Houston, Texas based oil exploration and production company. Mr. Terwilliger served in the United States Army, receiving his honorable discharge in 1969.

Executive Compensation

     Mr. Terwilliger does not currently receive a salary or any other compensation for the services he provides to Houston American, although he may receive compensation in the future.

Compensation of Directors

     We do not compensate our directors for serving in such capacity, although we may do so in the future.

Stock Options and Warrants

     As of the date of this prospectus/information statement, we have not issued any options or warrants to purchase shares of our common stock.

                    MANAGEMENT OF TEXAS NEVADA OIL & GAS CO.

Directors and Executive Officers

     TNOG's directors serve for a term of one year and until their successors are elected and qualified. Louis G. Mehr will serve as TNOG's sole director until the effective date of the merger. TNOG's executive officers are elected by TNOG's board of directors and serve terms of one year or until their earlier death, resignation or removal.


     Louis G. Mehr, age 68, has served as TNOG's sole director and president since March 2000. Mr. Mehr received his L.L.B. from South Texas College of Law in 1962. In addition, Mr. Mehr is currently an officer and director of Texas Arizona Mining Company, Equitable Assets Incorporated, Unicorp, Inc. and LGM Capital, Inc.

     John Marrou, age 61, has served as TNOG's secretary and chief financial officer since March 2000. Mr. Marrou has over 30 years experience in all phases of accounting. Mr. Marrou also serves as the chief financial officer to Centre Capital Corporation, a publicly held company subject to the periodic reporting requirements of the Exchange Act.


Compensation of TNOG's Directors and Executive Officers

     TNOG does not currently compensate its directors or executive officers, nor does TNOG plan to do so prior to the effective date of the merger.

Stock Options and Warrants

     As of the date of this prospectus/information statement, TNOG has not issued any options or warrants to purchase shares of TNOG's common stock.

                                  THE MERGER


     This section of the prospectus/information statement describes material aspects of the proposed merger, including the agreement between TNOG and Houston American relating to the merger. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents we refer to carefully for a more complete understanding of the merger.


Background of the Merger


     On March 23, 2001, Opportunity Acquisition Company, a Texas corporation which was wholly owned by John F. Terwilliger, our sole director and executive officer, entered into an agreement with Unicorp, Inc., a Nevada corporation, Equitable Assets Incorporated, a Belize corporation and the controlling shareholder of Unicorp, and TNOG, a wholly owned subsidiary of Unicorp, a public company, relating to merger of TNOG with and into Opportunity Acquisition Company following the spin-off of TNOG's common stock to the shareholders of Unicorp. Other than the relationships described in this paragraph, there is no affiliation between Houston American, Opportunity Acquisition Company and John
F. Terwilliger and the other parties to the March Agreement, TNOG, Unicorp and Equitable Assets Incorporated.

     As a result of the merger of Opportunity Acquisition Company with and into Houston American on April 12, 2001, which was solely completed in order to cause the surviving public company in the merger with TNOG to be a Delaware corporation, Houston American succeeded to the rights of Opportunity Acquisition Company under the March agreement. The terms of the March Agreement were the result of arms' length negotiations between John F. Terwilliger, in his capacity as the then president of Opportunity Acquisition Company, and Louis G. Mehr, the president of TNOG and Unicorp. Mr. Terwilliger approached Mr. Mehr about the possibility of the merger after he learned of the potential availability of TNOG.

     Unicorp delivered shares of TNOG common stock as a dividend to Unicorp's stockholders in July 2001, and caused the TNOG common stock to be registered under the Exchange Act by filing a Form 10-SB which became effective on __________, 2001. Since the effective date of the Form 10-SB, TNOG has been a fully reporting company under the Exchange Act.

     On July 31, 2001, we entered into an Plan and Agreement of Merger with TNOG, whereby the companies memorialized the terms of the merger of TNOG with and into Houston American as required by the March agreement. Due to the completion of the forward split of our common stock on an approximate 11.4 for one basis on September 25, 2001, the Plan and Agreement of Merger was amended and restated as of September 26, 2001. The Amended and Restated Plan and Agreement of Merger is attached to this prospectus/information statement as Appendix A and is incorporated herein by this reference.

----------

     Upon the effectiveness of the merger, we will be the surviving entity, the separate existence of TNOG will cease, and we will succeed to all of TNOG's rights and properties and shall be subject to all of TNOG's debts and liabilities. Additionally, as TNOG's successor, we will succeed to its status as a fully reporting public company under the Exchange Act. Prior to the delivery of this prospectus/information statement, the completion of the merger was approved by the consent of a majority of TNOG's shareholders and over two-thirds of our stockholders, subject to completion, filing and effectiveness of the registration statement of which this prospectus/information statement is a part.

Texas Nevada Oil & Gas Co.'s Reasons for the Merger


     TNOG's management believes that the merger will enable TNOG's shareholders to realize an increase in the value of their original investment in Unicorp, Inc. due to Houston American's ongoing oil and gas exploration and production activities. Over the last several years, there has been very little business activity in Unicorp, Inc. and no business activity with respect to TNOG, despite attempts to generate significant opportunities for both companies. The management of both Unicorp and TNOG concluded that the proposed merger with Houston American provided the best prospect to establish value for their shareholders.


Our Reasons for the Merger


     Our management believes that our stockholders will benefit from the merger because Houston American will obtain TNOG's relatively large shareholder base which could be useful in helping us develop a public market for our common stock by providing the necessary float of publicly held shares. Due to the recent downturn in the economy, it has become increasingly more difficult for companies without a public exit vehicle to raise additional capital in private placements. Therefore, developing a public market for our common stock is expected to provide Houston American with greater access to additional financing from public and private sources should it be necessary to obtain additional outside capital in the future. The registration of shares for resale of certain of our existing stockholders will also provide an exit strategy for them. Without the merger with TNOG and the acquisition of its shareholder base, there would be no meaningful market for the resale of our stock. In the opinion of our management, the anticipated benefits of becoming a public company far outweigh the reporting and disclosure burdens associated with becoming a public company.


     The foregoing discussion is not exhaustive of all of the factors considered by our board of directors and TNOG's board of directors in deciding to approve the merger. Each director may have considered different factors, and the boards evaluated these factors as a whole and did not qualify or otherwise assign relative weights to the factors considered.

Completion and Effectiveness of the Merger


     The merger will be completed upon the filing of the necessary certificates with the Secretary of State of Texas and the Secretary of State of Delaware, which will not be prior to 20 days after the effectiveness of the registration statement of which this prospectus/information statement is a part and the notification of TNOG's shareholders.

Exchange of the TNOG Common Stock

     Upon completion of the merger, each outstanding share of TNOG common stock will be exchanged for one share of our common stock. After the merger is complete, the certificates representing the shares of TNOG common stock currently own by TNOG's shareholders should be sent to the transfer agent, with any required documentation, in exchange for new certificates representing the shares of our common stock to be issued as a result of the merger.


Material United States Federal Income Tax Consequences of the Merger


     The following are the material United States federal income tax consequences of the merger. The following discussion is based on and subject to the Internal Revenue Code of 1986, the regulations promulgated thereunder, existing administrative interpretations and court decisions and any related laws, all of which are subject to change, possibly with retroactive effect. The following discussion assumes you hold your current shares of TNOG common stock as capital assets within the meaning of Section 1221 of the Code. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:


     .    shareholders who are not citizens or residents of the United States;

     .    financial institutions;

     .    tax exempt organizations;

     .    insurance companies; and

     .    dealers in securities.

     Our tax counsel has concluded that the merger will not qualify as a tax-free reorganization and accordingly it will be a taxable transaction. It is likely that the Internal Revenue Service will characterize the transaction as if TNOG sold all of its assets to us in a taxable transaction in exchange for our stock, any cash paid to any shareholders of TNOG and the assumption of liabilities of TNOG, and that TNOG subsequently distributed such stock and cash to its shareholders in exchange for their TNOG shares. If the merger is considered this way, it will have the following federal income tax consequences:

     . TNOG will recognize gain for federal income tax purposes equal to the difference between (i) the fair market value of our stock and any cash delivered to TNOG shareholders in connection with the merger, plus the liabilities of TNOG; and (ii) TNOG's adjusted basis of its assets.

     . The TNOG shareholders will recognize gain or loss equal to the difference between (i) the fair market value of our common stock received by them and any cash received in connection with the merger, and (ii) their tax basis of their shares of TNOG.

     . The tax basis of our common stock received by TNOG shareholders in the merger will equal the fair market value of the shares at the date the TNOG shareholders own the shares.

     . The holding period for the shares of our common stock received by TNOG shareholders will not include the holding period of their TNOG shares.

     . Houston American shareholders will not recognize gain or loss as a result of the merger.

     The foregoing discussion is not based upon an advance ruling by the United States Treasury Department but upon an opinion of Jackson Walker LLP, counsel to Houston American, which is attached as an exhibit to the registration statement of which this prospectus/information statement is a part. The foregoing discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other consequences of the merger. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, we strongly urge you to consult with your tax adviser to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the merger.


Regulatory Filings and Approvals Required to Complete the Merger

     We are not aware of any material governmental or regulatory approval required for completion of the merger, other than compliance with the applicable corporate laws of the States of Texas and Delaware.


                            DISSENTERS' RIGHTS





     Under Texas law, TNOG's shareholders are entitled, after complying with certain requirements of Texas law, to dissent to the approval of the merger, pursuant to Article 5.11 of the Texas Business Corporation Act, and to be paid the "fair value" of their shares of TNOG common stock in cash by complying with the procedures set forth in Articles 5.12 and 5.13 of the Texas Business Corporation Act. Set forth below is a summary of the procedures relating to the exercise of dissenters' rights by TNOG's shareholders. This summary does not purport to be a complete statement of the provisions of Articles 5.11, 5.12 and
5.13 of the Texas Business Corporation Act and is qualified in its entirety by reference to Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act, which are attached as Appendix B to this prospectus/information statement.
                      ----------

     Within 10 days after the effective date of the merger, we will deliver a written dissenters' notice to each of TNOG's shareholders of record. The dissenters' notice must:

     .    notify the shareholder of the effective date of the merger; and

     . be accompanied by a copy of Articles 5.11, 5.12, and 5.13 of the Texas Business Corporation Act.

     Any TNOG shareholder who did not consent to the merger can exercise his dissenters' rights by making written demand on us, within 20 days after the mailing of the dissenters' notice, for payment of the fair value of his shares of TNOG common stock. The shareholder's demand must state:

     . the number of shares of TNOG common stock owned by the dissenting shareholder; and

     . the fair value of the shares, as of the date of the consent approving the merger, as estimated by the shareholder.

     Any shareholder failing to make demand within the 20-day period will be bound by the merger and will lose his right to be paid the fair value of his shares. Within 20 days after receipt of a demand for payment, we will deliver or mail to the shareholder a written notice that shall either:

     . set out that we accept the amount claimed by the shareholder and agree to pay that amount within 90 days after the action was effected, provided the shareholder has surrendered the certificates representing the shareholder's shares of TNOG common stock; or

     . contain our estimate of the fair value of the shares, together with an offer to pay our estimate within 90 days after the action was effected, upon receipt of notice within 60 days after that date from the shareholder that the shareholder agrees to accept our estimate, provided the shareholder has surrendered the certificates representing the shareholder's shares of TNOG common stock.

     If we are unable to agree upon the fair value of any shareholder's shares of TNOG common stock within 60 days of the date the merger was effected, either party may, within 60 days of the expiration of such 60 day period, file a petition in any court of competent jurisdiction in Harris County, Texas asking for a finding and determination of the fair value of the shareholder's shares of TNOG common stock. Upon the filing of a petition by a TNOG shareholder, we are required to file, within 10 days of service, a list containing the names and addresses of all of TNOG's shareholders who have demanded payment and with whom agreements as to the value of their shares have not been reached. If we file a petition, we must file the applicable shareholder list at the same time as the petition. If necessary, we shall, within 90 days of the court's determination of fair value and upon surrender of the applicable certificates representing the TNOG common stock, pay the applicable shareholders the fair value of their respective shares.






                         INTENTIONALLY LEFT BLANK

            PRINCIPAL STOCKHOLDERS OF HOUSTON AMERICAN ENERGY CORP.


     The following table sets forth certain information regarding the beneficial ownership of our issued and outstanding common stock as of September 28, 2001 by each person or entity known to beneficially own more than five percent of our common stock and John F. Terwilliger, our sole director and executive officer.



                                                                                        Shares Beneficially
Name and Address of Beneficial Owner (1)                                                     Owned (2)
----------------------------------------                                           ----------------------------
                                                                                    Number          Percent (3)
                                                                                    ------          -----------
John F. Terwilliger.....................................................           7,395,695              64.9
Orrie Lee Tawes.........................................................             726,968               6.4
   c/o O. Lee Tawes III
   C.E. Unterberg Towbin
   350 Madison Avenue, 10/th/ Floor
   New York, New York 10017
John A. Morgan..........................................................             570,171               5.0
   c/o Morgan Lewis Githens & Ahn, Inc.
   767 Fifth Avenue
   New York, New York 10153
 All directors and officers as a group (one person).....................           7,395,695              64.9


______________
(1) Unless otherwise indicated, the address for each of these stockholders is c/o Houston American Energy Corp., 801 Travis, Suite 1425, Houston, Texas 77002.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

(3) Based on 11,403,414 shares of our common stock outstanding as of September 28, 2001.


             PRINCIPAL SHAREHOLDERS OF TEXAS NEVADA OIL & GAS CO.

     The following table sets forth certain information regarding the beneficial ownership of the TNOG common stock as of _______________, 2001 by each person or entity known to beneficially own more than five percent of the TNOG common stock, each of TNOG `s directors, each of TNOG's named executive officers and all of TNOG's executive officers and directors as a group.


                                                                                  Shares Beneficially
Name and Address of Beneficial Owner (1)                                               Owned (2)
----------------------------------------                                   --------------------------------
                                                                               Number         Percent (3)
                                                                               ------         -------------
Louis G. Mehr...........................................................              0             0.0
John Marrou.............................................................              0             0.0
Equitable Assets Incorporated (4).......................................        474,589            79.6
All directors and officers as a group (two persons).....................              0             0.0


__________
(1) Unless otherwise indicated, the address for each of these shareholders is c/o Texas Nevada Oil & Gas Co., One Riverway, Suite 1700, Houston, Texas 77056.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.
(3) Based on 596,569 shares of TNOG's common stock outstanding as of _______________, 2001.

(4) Equitable Assets Incorporated is owned by the First Madison Trust, a Belize personal trust. The settlor and beneficiary of the trust is John Avilez, a now deceased Belize citizen. Due to his death, it is now assumed that the trust is owned by Mr. Avilez's estate.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our oil and gas properties were purchased, at cost, from Moose Oil & Gas Company, a Texas corporation and an affiliate of John F. Terwilliger, our sole director and executive officer. As payment for the properties, we issued Moose Oil & Gas a promissory note in the amount of $216,981. The note bears interest at a rate of 10 percent per annum and is due on demand. Our payment of the note is secured by our interests in our oil and gas properties. Should we fail to make any required payment or otherwise default on the note, Moose Oil & Gas would have the right to foreclose on our interests in our oil and gas properties, which would have a materially adverse effect on our ability to conduct our business.

     On April 6, 2001, we entered into an Operating Agreement with Moose Operating Co., Inc., a Texas corporation and a subsidiary of Moose Oil & Gas. The following summary of the material terms of the Operating Agreement is qualified in its entirety by reference to the Operating Agreement, which is attached as an exhibit to the registration statement of which this prospectus/information statement is a part.


     Under the terms of the Operating Agreement, Moose Operating has full control over the drilling activities to be conducted on our current leaseholds in Lavaca County, Texas. The Operating Agreement initially obligated Moose Operating to commence drilling the first of our test wells prior to March 31, 2001, which Moose Operating completed timely. Although Moose Operating is initially responsible for the payment of all costs associated with development and operation, we, along with Moose Oil & Gas, are ultimately responsible for our proportionate share of the costs based on our respective working interests. Our respective share of the anticipated costs under the Operating Agreement are discussed above in "Houston American Energy Corp. Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."


     In order to secure repayment of the costs, the Operating Agreement grants Moose Operating a security interest in our proportionate share of the oil or gas produced from any wells. In addition to being entitled to utilize and receive payment for the use of its own equipment and labor in conducting the operations, the Operating Agreement entitles Moose Operating to receive monthly fixed overhead payments of $4,500 per well being drilled and $500 per producing well.

            DESCRIPTION OF HOUSTON AMERICAN ENERGY CORP. SECURITIES


     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The following summary of the material matters relating to our common stock and preferred stock is qualified in its entirety by reference to our certificate of incorporation and bylaws, which have been filed as Exhibit A and Exhibit B, respectively, to Appendix A attached to the
   ----------    ---------                   ----------
registration statement of which this prospectus/information statement is a part. As of September 28, 2001, there were 11,403,414 shares of our common stock outstanding. No shares of our preferred stock are outstanding.


Common Stock

     The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors, and do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding. The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

     Our board of directors has the authority, without further action by our stockholders, to provide for the issuance of our preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions on such rights. The preferences, powers, rights and restrictions of different series of our preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of a series of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock, and may have the effect of delaying, deferring or preventing a change in control of us.

Transfer Agent

     The transfer agent for our common stock is Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107.




                             COMPARATIVE RIGHTS OF
                  HOUSTON AMERICAN ENERGY CORP. STOCKHOLDERS
                  AND TEXAS NEVADA OIL & GAS CO. SHAREHOLDERS

     We were incorporated under the laws of the State of Delaware. TNOG was incorporated under the laws of the State of Texas. TNOG's shareholder's rights are currently governed by Texas law, TNOG's restated articles of incorporation and amended and restated bylaws and, upon the exchange of their shares under the terms of the agreement relating to the merger, TNOG's shareholders will become holders of shares of our common stock. Their rights as our stockholders will be governed by Delaware law, our certificate of incorporation and our bylaws. A summary of the material similarities and differences between the current rights of TNOG's shareholders and the rights those shareholders will have as our stockholders upon completion of the merger is summarized below. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. Copies of TNOG's restated articles of incorporation and amended and restated bylaws, and our certificate of incorporation and bylaws are incorporated by reference and will be sent to TNOG's shareholders and to our stockholders upon request.

              Texas Law and Current                                       Delaware Law and Current
           Governing Documents of TNOG                             Governing Documents of Houston American
           ---------------------------                             ---------------------------------------
                                             Authorized Stock

TNOG's restated articles of incorporation provide              Our certificate of incorporation provides for
for authorized stock consisting of 200,000,000                 authorized stock consisting of 100,000,000 shares
shares of common stock, no par value per share,                of common stock, par value $0.001 per share, and
and 50,000,000 shares of preferred stock, no par               10,000,000 shares of preferred stock, par value
value per share.                                               $0.001 per share

                                     Election and Size of Board of Directors

TNOG's restated articles of incorporation fix                  Our bylaws do not fix our number of directors.
TNOG's number of directors at no fewer than one                Currently, our board is divided into three classes
nor more than nine. Currently, TNOG's board is                 and is composed of one director.  Our bylaws
composed of one director.  TNOG's amended and                  provide that the size of our board may be increased
restated bylaws provide that the number of                     by the vote of a majority of directors then in
directors may be increased or decreased by                     office, although less than a quorum.
resolution of TNOG's board. TNOG's bylaws do not
provide for classification of TNOG's board of
directors.                                                     Our bylaws provide that our directors are elected
                                                               by a plurality of votes at annual meetings and hold
                                                               office until the next annual meeting and until
TNOG's amended and restated bylaws provide that                their successors are elected and qualify or until
its directors are elected by a plurality of votes              their earlier resignation or removal.  Our
at the annual meeting of shareholders and serve                stockholders do not have cumulative voting rights.
until the next annual meeting and until their
successors shall have been elected and qualified.
TNOG's shareholders do not have cumulative voting
rights.

                                               Removal of Directors

As permitted by Texas law, TNOG's amended and                  Any of our directors may be removed, with or
restated bylaws provide generally that TNOG's                  without cause, by the holders of a majority of our
directors may be removed from office, with or                  outstanding shares entitled to vote in an election
without cause, only by the affirmative vote of                 of directors.
the holders of at least a majority of the
combined voting power of the then outstanding
shares of all classes of TNOG's stock entitled to
vote generally in the election of directors.

                                         Vacancies on the Board of Directors

Under Texas law and TNOG's amended and restated                Under Delaware law and our bylaws, our board of
bylaws, a vacancy occurring in TNOG's board of                 directors may fill any vacancy on our board,
directors may be filled by the affirmative vote                including vacancies resulting from an increase in
of a majority of the remaining directors, though               the number of directors.
less than a quorum of the board of directors.

                                              Action by Written Consent

Under Texas law and TNOG's restated articles of                Under Delaware law and our certificate of
incorporation, any action required to be taken at              incorporation, any action that could be taken by
an annual or special meeting of TNOG's                         our stockholders at a meeting may be taken without
shareholders may be taken without a meeting if a               a meeting if a consent in writing, setting forth
consent in writing, setting forth the action so                the action so taken, is signed by the holders of
taken, is signed by the holders of record of                   record of outstanding stock having not less than
outstanding stock having not less than the                     the minimum number of votes that would be necessary
minimum number of votes that would be necessary                to authorize or take that action at a meeting at
to authorize or take that action at a meeting at               which all shares entitled to vote thereon were
which all shares entitled to vote thereon were                 present and voted.
present and voted.

                                                Amendments to Charter

Under Texas law and TNOG's restated articles of                Under Delaware law and our certificate of
incorporation, an amendment to TNOG's restated                 incorporation, an amendment to our certificate of
articles of incorporation generally would require              incorporation must be approved by a majority of our
the approval of the holders of at least                        outstanding shares and a majority of our
two-thirds of TNOG's shares entitled to vote                   outstanding shares of each class entitled to vote
thereon.                                                       upon the proposed amendment.

                                                 Amendments to Bylaws

Under TNOG's amended and restated bylaws, the                  As permitted by Delaware law, our certificate of
power to alter, amend or repeal the bylaws or                  incorporation gives our directors the power to
adopt new bylaws is vested in TNOG's board of                  make, alter, amend, change, add to or repeal our
directors, subject to repeal or change by action               bylaws. Our bylaws provide that they may be amended
of the affirmative vote of the holders of a                    or repealed, and new bylaws may be adopted, by the
majority of the then outstanding shares of all                 affirmative vote of a majority of the shares then
classes of TNOG's shares entitled to vote.                     entitled to vote.

                                  Special Meetings of Shareholders/Stockholders

TNOG's amended and restated bylaws provide that                Our bylaws provide that special meetings of our
special meetings of TNOG's shareholders may be                 stockholders may be called by our board of
called by TNOG's president, its board of                       directors and by one or more of our stockholders
directors or by the holders of at least 50                     who together own of record 10 percent or more of
percent of TNOG's shares entitled to vote at the               the outstanding shares of each class of stock
meeting.                                                       entitled to vote at the meeting.

                                  Vote on Extraordinary Corporate Transactions

Unless the board of directors requires a greater               Under Delaware law, a sale or other disposition of
vote, Texas law, with limited exceptions,                      all or substantially all of a corporation's assets,
requires the affirmative vote of the                           a merger or consolidation of the corporation with
corporation's board of directors and the holders               another corporation or a dissolution of the
of at least two-thirds of the outstanding shares               corporation requires the affirmative vote of the
entitled to vote to approve a merger agreement,                board of directors, except in limited
in addition to any required class vote. Similar                circumstances, plus, with limited exceptions, the
voting requirements apply for statutory share                  affirmative vote of a majority of the outstanding
exchanges or conversions.                                      stock entitled to vote thereon.  Delaware law does
                                                               not provide for statutory share exchanges. Also,
Texas law generally requires the affirmative vote              unlike the Texas corporate statute, the Delaware
of the corporation's board of directors and the                corporate statute does not define what constitutes
holders of at least two-thirds of the shares                   a sale of substantially all of a corporation's
entitled to vote to approve the sale, lease,                   assets.
exchange or other disposition of all or
substantially all the corporation's assets if
other than in the usual and regular course of
business, and if any class of shares is entitled
to vote as a class on a transaction, in addition
to any required class vote. Texas law does not
require shareholder approval of a sale of assets
in the usual and regular course of business
unless otherwise specified in the articles of
incorporation. Under Texas law, a sale of assets
is deemed to be in the usual and regular course
of business if the corporation continues to
engage in one or more businesses or applies a
portion of the proceeds to the conduct of a
business in which it engages following the
transaction.

                                            Inspection of Documents

Under Texas law, any person who has been a                     The Delaware General Corporation Law allows any
shareholder of a corporation for at least six                  shareholder the right to inspect, for any proper
months immediately preceding the shareholder's                 purpose, a corporation's stock ledger, a list of
demand, or is the holder of at least five percent              its stockholders, and its other books and records,
of all the outstanding shares of a corporation,                and to make copies or extracts therefrom. A proper
has the right to examine a corporation's relevant              purpose means a purpose reasonably related to the
books and records of account, minutes and share                person's interest as a stockholder
transfer records.

                                                Appraisal Rights

Shareholders of a Texas corporation generally have             Delaware law provides for appraisal rights with
a dissenter's rights in connection with significant            respect to mergers or consolidations. However,
business transactions requiring shareholder                    stockholders of a Delaware corporation generally
approval, including mergers. However, a                        have no appraisal rights in the event of a merger
shareholder of a Texas corporation has no                      or consolidation of a corporation if the stock of
appraisal rights with respect to any plan of                   the Delaware corporation is listed on a national
merger pursuant to which there is a single                     securities exchange or the NASDAQ National Market,
surviving or new domestic or foreign corporation,              or such stock is held of record by more than 2,000
or with respect to any plan of exchange, if:                   stockholders, or in the case of a merger for which
                                                               stockholder approval is not required by statute, in
     .    the shares held by the shareholder are               each such case, unless stockholders of the Delaware
          part of a class of shares listed on a                corporation are required to accept for their stock
          national securities exchange, listed on the          anything other than:
          NASDAQ National Market or held of record by
          not less than 2,000 shareholders;                    .      shares of stock of the surviving corporation (or
                                                                      depositary receipts in respect thereof), or shares
     .    the shareholder is not required to accept                   of stock or depositary receipts of any other
          for his shares any consideration that is                    corporation whose share or depositary receipts will
          different than the consideration to be                      satisfy the listing or ownership requirements
          received by other holders of the same class                 described above; and
          or series of shares held by such
          shareholder; and                                     .      cash in lieu of fractional shares.

     . the shareholder is not required to accept any consideration other than shares of a corporation which satisfy the requirements of the first bullet point above and cash in lieu of fractional shares.



                         INTENTIONALLY LEFT BLANK

                                             State Antitakeover Statutes

Texas law generally prohibits public corporations              Delaware law generally prohibits public
from engaging in significant business                          corporations from engaging in significant business
transactions, including mergers, with a holder of              transactions, including mergers, with a holder of
20 percent or more of the corporation's stock for              15 percent or more of the corporation's stock for a
a period of three years after such holder exceeds              period of three years after such holder exceeds
such ownership level, unless:                                  such ownership level, unless:

     .    the board approves either the transaction              .    the board approves either the transaction in
          in question or the acquisition of shares by                 question or the acquisition of shares by the
          the affiliated shareholder prior to the                     interested stockholder prior to the time the
          affiliated shareholder's share acquisition                  stockholder becomes an interested stockholder based
          date; or                                                    on its direct or indirect ownership of 15 percent
                                                                      of the corporation's stock;
     .    the transaction is approved by the holders
          of at least two-thirds of the corporation's
          shares entitled to vote thereon, excluding             .    when the interested stockholder exceeds the 15
          the shares held by the shareholder in                       percent threshold, it acquires at least 85 percent
          question and its affiliates, at a meeting of                of the outstanding shares not held by certain
          shareholders not less than six months after                 affiliates, such as pursuant to a tender offer; or
          the affiliated shareholder's share
          acquisition date.                                      .    the transaction is approved by the board of
                                                                      directors and the holders of at least two-thirds of
                                                                      the corporation's shares entitled to vote thereon,
                                                                      excluding the shares held by the interested
                                                                      stockholder, at a meeting of stockholders. Delaware
                                                                      law does not require that this vote occur at least
                                                                      six months after the interested stockholder's share
                                                                      acquisition date.

                                                               Our certificate of incorporation provides that this
                                                               section of the Delaware General Corporation Law
                                                               applies to us.  However, John F. Terwilliger is
                                                               expressly excluded from the application of this
                                                               section.

                                                 Consistency Statute

Texas law expressly provides that in discharging a             Delaware law does not have a similar provision in
director's fiduciary duties, a director, in                    its corporate statute.
considering the best interests of the
corporation, may consider the long-term as well
as the short-term interests of the corporation
and its shareholders, including the possibility
that those interests may be best served by the
continued independence of the corporation

     This summary of the material similarities and differences in the corporation laws of Texas and Delaware, TNOG's amended Articles of Incorporation and amended and restated Bylaws and our Certificate of Incorporation and Bylaws does not purport to be a complete listing of the differences in the rights and remedies of holders of shares of a Texas corporation as opposed to a Delaware corporation and TNOG's shareholders and our stockholders in particular. The differences can be determined in full by reference to Texas law, Delaware law, TNOG's amended Articles of Incorporation and amended and restated Bylaws and our Certificate of Incorporation and Bylaws.


                  INDEMNIFICATION AND LIMITATION OF LIABILITY

     As permitted by the Delaware General Corporation Law, our certificate of incorporation includes, subject to the limitations described below, a provision that would limit or eliminate our directors' liability for monetary damages for breaches of their fiduciary duties. A director's liability cannot be limited or eliminated for:

     .    breaches of the duty of loyalty;

     . acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     . the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions; or

     . transactions from which the director derived an improper personal benefit.

     In addition, the limitation of liability provisions may not restrict a director's liability for violation of, or otherwise relieve the corporation or its directors from, the necessity of complying with federal or state securities laws or affect the availability of nonmonetary remedies such as injunctive relief or rescission.

     Our certificate of incorporation provides that we shall, to the extent legally permissible, indemnify each of our former or present directors or officers against all liabilities and expenses imposed upon or incurred by any of them in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, civil or criminal, in which he may be threatened or involved, by reason of his having been a director or officer, if it is determined that he acted in good faith and reasonably believed:

     . in the case of conduct in his official capacity on our behalf that his conduct was in our best interests;

     . in all other cases, that his conduct was not opposed to our best interests; and

     . with respect to any proceeding which is a criminal action, that he had no reasonable cause to believe his conduct was unlawful.

     The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself be determinative of whether the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests, and, with respect to any proceeding which is a criminal action, had no reasonable cause to believe that his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Houston American pursuant to the foregoing provisions, or otherwise, we are aware that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       INTERESTED DIRECTOR TRANSACTIONS

     Under Delaware law, certain contracts or transactions between a corporation and one or more of its directors or officers, or between a Delaware corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, is not void or voidable solely for that reason, or solely because the interested director or officer was present at or participates in the board or board committee meeting that authorizes the contract or transaction, or solely because the director's or officer's votes are counted for that purpose, if:

     . the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the board of directors or committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

     . the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote on the contract or transaction, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     . the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a board committee or the stockholders.

                           INTENTIONALLY LEFT BLANK

                             SELLING STOCKHOLDERS


     This prospectus/information statement relates to the aggregate resale of 596,569 shares of our common stock which are to be issued to TNOG's shareholders as a result of the merger, as well as the aggregate resale of 4,007,719 shares of our common stock held by certain of our current shareholders, all of which may be sold from time to time by the selling stockholders. We will not receive any proceeds from the resale of any of the common stock by the selling stockholders. The following tables sets forth certain information with respect to the resale of our common stock by certain our current stockholders and certain of the current TNOG shareholders, respectively, all of which consented to the registration of the resale of their respective shares:



                    Sales by Our Current Stockholders



                                              Shares                                               Shares
                                           Beneficially       Percentage                        Beneficially      Percentage
                                               Owned            Before           Amount             Owned           After
Stockholder                                 Before Sale        Sale (1)          Offered         After Sale        Sale (1)
----------                                  -----------        --------          -------         ----------        --------
Orrie Lee Tawes                                726,968             6.1            726,968            -0-               *
Marsha Russell                                 114,034               *            114,034            -0-               *
George Kandle                                   22,806               *             22,806            -0-               *
Lizette LaMalfa                                 11,403               *             11,403            -0-               *
Albert B. Alkek, Jr.                            45,613               *             45,613            -0-               *
Alkek 1998-1 L.P.                               34,210               *             34,210            -0-               *
Shirley V. Alkek                                11,403               *             11,403            -0-               *
E.C. Broun III                                 114,034               *            114,034            -0-               *
John A. Hull                                    22,806               *             22,806            -0-               *
Mark Hallenbeck                                 22,806               *             22,806            -0-               *
David W. Barrell Trust REV U/A 3/25/95          30,789               *             30,789            -0-               *
Steven Eisenberg                                11,403               *             11,403            -0-               *
John A. Morgan                                 570,171             4.8            570,171            -0-               *
Peder Monsen                                    57,017               *             57,017            -0-               *
Stephen P. Hartzell                             28,508               *             28,508            -0-               *
Ian Wright                                      11,403               *             11,403            -0-               *
A. Steve Powell                                 11,403               *             11,403            -0-               *
Robert L. Hodgkinson                           142,542             1.2            142,542            -0-               *
Arend Resources & Trading Company, S.A.        541,662             4.5            541,662            -0-               *
Margaret Geer Walker                           524,557             4.4            524,557            -0-               *
David Harris Walker                             22,806               *             22,806            -0-               *
Edith A.K. Walker                               22,806               *             22,806            -0-               *
SENSUS LLC                                     228,068             1.9            228,068            -0-               *
John R. Terwilliger                            205,261             1.7            205,261            -0-               *
Todd A. Terwilliger                            142,542             1.2            142,542            -0-               *
Courtney Terwilliger                           114,034               *            114,034            -0-               *
Irene B. Farrington                             28,508               *             28,508            -0-               *
Paul J. Terwilliger                             17,105               *             17,105            -0-               *
Peter J. Rawlings                              171,051             1.4            171,051            -0-               *


___________
*    less than one percent

(1) Based on 11,999,983 shares of our common stock to be outstanding as of the effective date of the merger.

                  Sales by the Current TNOG Shareholders



                                           Shares                                               Shares
                                        Beneficially       Percentage                        Beneficially      Percentage
                                            Owned            Before             Amount          Owned            After
Name                                     Before Sale        Sale (1)           Offered        After Sale        Sale (1)
-------                                 ------------       ---------           -------        ----------       ---------
Equitable Assets Incorporated              474,589               4.0           474,589           -0-               *
                                                                                                 -0-               *
                                                                                                 -0-               *



_____________
*    less than one percent
(1) Based on 11,999,983 shares of our common stock to be outstanding as of the effective date of the merger.


                             PLAN OF DISTRIBUTION


     All securities referenced above under "Selling Stockholders" may be offered by the identified stockholders from time to time on the OTC Bulletin Board in privately negotiated sales or on other markets. We believe that virtually all of such sales will occur in transactions at prevailing market rates. Any securities sold in brokerage transactions will involve customary brokers' commissions. No underwriters will participate in any such sales on behalf of the selling stockholders.


                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for us by Norman T. Reynolds, Esq. of Jackson Walker L.L.P., 1100 Louisiana, Suite 4200, Houston, Texas 77002.

                                    EXPERTS

     Our financial statements for the period from April 2, 2001 (date of inception) to April 15, 2001 included in this prospectus/information statement have been so included in reliance on the report of Thomas Leger & Co. L.L.P., certified public accountants, given on that firm's authority as experts in auditing and accounting.

     The financial statements of TNOG for the period from January 1, 1999 to December 31, 2000 included in this prospectus/information statement have been so included in reliance on the report of Ham, Langston & Brezina, LLP, certified public accountants, given on that firm's authority as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-4 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to our common stock to be issued in the merger. This prospectus/information statement
constitutes our prospectus filed as part of the registration statement.   This
prospectus/information statement does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at (800) SEC-0330. The SEC maintains a Website that contains reports, proxy statements and other information regarding each of us. The address of the SEC Website is http://www.sec.gov.
------------------

     TNOG files reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by TNOG at the SEC's public reference rooms. TNOG's filings with the SEC are also available to the public from services and at the SEC web site identified above.

     Houston American has not been previously subject to the reporting requirements of the Exchange Act, although we will become subject to the reporting requirements of the Exchange Act following the completion of the merger described in this prospectus/information statement. In accordance with the Exchange Act, we will file reports, proxy statements, and other information with the SEC. In addition, we intend to furnish our stockholders with annual reports containing audited financial statements and interim reports as we deem appropriate. No person is authorized by us to give any information or to make any representations other than those contained in this prospectus, and, if given or made, you should not rely upon that information.


     If you have any questions about the merger, please call us at
(713) 221-8838.





This prospectus/information statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus/ information statement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this prospectus/information statement nor any distribution of securities pursuant to this prospectus/information statement shall, under any circumstances, create any implications that there has been no change in the information set forth or incorporated into this prospectus/information statement by reference or in our affairs since the date of this prospectus/information statement.

                         INDEX TO FINANCIAL STATEMENTS


HOUSTON AMERICAN ENERGY CORP.:

Audited Financial Statements
   Independent Auditors Report..........................................................................................   F-3
   Balance Sheet as of April 15, 2001...................................................................................   F-4
   Statement of Loss From April 2, 2001 (Date of Inception) to April 15, 2001...........................................   F-5
   Statement of Shareholders' Deficit Accumulated in Development Stage From
       April 2, 2001 (Date of Inception) to April 15, 2001..............................................................   F-6
   Statement of Cash Flows From April 2, 2001 (Date of Inception) to April 15, 2001.....................................   F-7
   Notes to The Financial Statements From April 2, 2001 (Date of Inception) to April 15, 2001...........................   F-8

Unaudited Financial Statements

   Balance Sheet as of June 30, 2001....................................................................................  F-13
   Statement of Loss From April 2, 2001 (Date of Inception) to June 30, 2001............................................  F-14
   Statement of Shareholders' Deficit Accumulated in Development Stage From
       April 2, 2001 (Date of Inception) to June 30, 2001...............................................................  F-15
   Statement of Cash Flow From April 2, 2001 (Date of Inception) to June 30, 2001.......................................  F-16
   Notes to the Financial Statements From April 2, 1001 (Date of Inception) to June 30, 2001............................  F-17

Houston American Energy Corp. and Texas Nevada Oil & Gas Co.
Pro Forma Financial Statements

   Pro Forma Combined Balance Sheet as of June 30, 2001.................................................................  F-23
   Pro Forma Combined Statement of Loss for the Six Month Period Ended June 30, 2001....................................  F-24

TEXAS NEVADA OIL & GAS CO.:

Audited Financial Statements

   Report of Independent Accountants....................................................................................  F-26
   Balance Sheet as of December 31, 2000................................................................................  F-27
   Statements of Operations for the years ended December 31, 2000 and 1999, and for the period from inception of the development stage, January 1, 1999, to December 31, 2000............................  F-28
   Statements of Stockholders' Equity for the years ended December 31, 2000 and 1999, and for the period from inception of the development stage, January 1, 1999, to December 31, 2000.............................................................................................  F-29
   Statements of Cash Flows for the years ended December 31, 2000 and 1999, and for the period from inception of the development stage, January 1, 1999, to
       December 31, 2000................................................................................................  F-30
   Notes to the Financial Statements....................................................................................  F-31

Unaudited Financial Statements

   Unaudited Interim Balance Sheet as of June 30, 2001..................................................................  F-35
   Unaudited Interim Statements of Operations for the six months ended June 30, 2001 and 2000, and for the period from inception of the development stage, January 1, 1999, to June 30, 2001.................................................................................................  F-36
   Unaudited Interim Statements of Stockholder's Equity for the six months ended June 30, 2001 and 2000, and for the period from inception of the development stage, January 1, 1999, to June 30, 2001.................................................................................................  F-37
   Unaudited Interim Statements of Cash Flows for the six months ended June 30, 2001 and 2000, and for the period from inception of the development stage, January 1, 1999, to June 30, 2001.................................................................................................  F-38
   Notes to Unaudited Interim Financial Statements......................................................................  F-39

                         HOUSTON AMERICAN ENERGY CORP.

                          A Development Stage Company


                                 _____________



                          AUDITED FINANCIAL STATEMENTS
         for the period from inception April 2, 2001 to April 15, 2001

                          INDEPENDENT AUDITORS REPORT

Houston American Energy Corp.
Houston, Texas

We have audited the accompanying balance sheet of Houston American Energy Corp. (a development stage company) as of April 15, 2001, and the related statement of loss, stockholders' deficit, and cash flows for the period from April 2, 2001 (date of inception), to April 15, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over-all financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Houston American Energy Corp. as of April 15, 2001, and the results of its operations and its cash flows from April 2, 2001 (date of inception), to April 15, 2001, in conformity with accounting principles generally accepted in the United States of America.

The Company is in the development stage as of April 15, 2001. As discussed in
Note 2 to the financial statements, successful completion of the Company's fund raising activities and, ultimately, the attainment of profitable operations is dependent upon future events, including obtaining adequate financing to fulfill its development activities and achieving a level of revenue adequate to support the Company's cost structure.



                                       /s/ Thomas Leger & Co., L.L.P.


                                       Thomas Leger & Co., L.L.P.

April 27, 2001
Houston, Texas

                         HOUSTON AMERICAN ENERGY CORP.

                          A DEVELOPMENT STAGE COMPANY

                                 BALANCE SHEET
                                APRIL 15, 2001
             ----------------------------------------------------

                                    ASSETS
                                    ------
CURRENT ASSETS, Cash                                                          $     1,000
                                                                              -----------
OIL AND GAS PROPERTIES, Full cost method
  Cost subject to amortization                                                     15,417
  Cost not being amortized                                                        155,730
                                                                              -----------

  Oil and gas properties                                                          171,147
                                                                              -----------

  DEFERRED ASSETS                                                                  63,871
                                                                              -----------

  TOTAL ASSETS                                                                $   236,018
                                                                              ===========

                     LIABILITIES AND SHAREHOLDERS' DEFICIT
                     -------------------------------------
CURRENT LIABILITIES
   Accrued liabilities                                                        $    30,592
   Notes payable, affiliated company                                              216,981
                                                                              -----------

   Total current liabilities                                                      247,573
                                                                              -----------

SHAREHOLDERS' DEFICIT
Common stock, par value $.001;
   100,000,000 shares authorized, 1,000,000 shares outstanding                      1,000
   Deficit accumulated in development stage                                       (12,555)
                                                                              -----------

   Total shareholders' deficit                                                    (11,555)
                                                                              -----------

  TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                 $   236,018
                                                                              ===========

                  The accompanying notes are an integral part
                        of these financial statements.

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                               STATEMENT OF LOSS

           FROM APRIL 2, 2001 (DATE OF INCEPTION) TO APRIL 15, 2001
           --------------------------------------------------------


Revenue                                                                     $        -
                                                                            ----------

General and administrative expense                                              12,555
                                                                            ----------

Net loss                                                                    $   12,555
                                                                            ==========

Basic loss per share                                                        $     0.01
                                                                            ==========


Basic weighted average share                                                 1,000,000
                                                                            ==========


                  The accompanying notes are an integral part
                         of these financial statements.

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                      STATEMENT OF SHAREHOLDERS' DEFICIT
                        ACCUMULATED IN DEVELOPMENT STAGE
           FROM APRIL 2, 2001 (DATE OF INCEPTION) TO APRIL 15, 2001
           --------------------------------------------------------


                                                                        Deficit
                                                                      Accumulated
                                                                        in the
                                               Common Stock           Development
                                          Shares          Amount         Stage           Total
                                          ------          ------      -----------       --------
Balance at inception, April 2, 2001            -          $    -      $         -       $      -

Stock issued for cash                      1,000           1,000                -          1,000

Net loss                                       -               -          (12,555)       (12,555)
                                          ------          ------      -----------       --------

Balance at April 15, 2001                  1,000          $1,000      $   (12,555)      $(11,555)
                                          ======          ======      ===========       ========


                  The accompanying notes are an integral part
                        of these financial statements.

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                            STATEMENT OF CASH FLOWS
           FROM APRIL 2, 2001 (DATE OF INCEPTION) TO APRIL 15, 2001
           --------------------------------------------------------


OPERATING ACTIVITIES
    Loss from operations                                              $ (12,555)

    Adjustment to reconcile net loss to
       net cash from operations

    Increase in working capital:
       Increase in accrued liabilities                                   30,592
                                                                      ---------

    Net cash provided by operation                                       18,037
                                                                      ---------

CASH FLOW FROM INVESTING
    Acquisition of oil and gas properties and deferred assets           (18,037)
                                                                      ---------

CASH FLOW FROM FINANCING
    Sale of common stock                                                  1,000
                                                                      ---------


    Net increase in cash and cash at end of year                      $   1,000
                                                                      =========


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
    AND FINANCING ACTIVITIES
       Oil and gas properties acquired and deferred assets            $ 216,981
       Note payable for oil and gas properties and deferred assets      216,981



                  The accompanying notes are an integral part
                        of these financial statements.

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY

                       NOTES TO THE FINANCIAL STATEMENTS
           FROM APRIL 2, 2001 (DATE OF INCEPTION) TO APRIL 15, 2001
           --------------------------------------------------------

NOTE 1. - NATURE OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Houston American Energy Corp. (a Delaware Corporation) ("the Company") was incorporated on April 2, 2001. The Company was organized to engage in the exploration, development and acquisition of domestic oil and gas properties principally in the State of Texas.

Oil and Gas Revenues Receivables - The Company recognizes oil and gas revenue
--------------------------------
from its interest in producing wells as oil and gas is produced and sold from those wells. The Company does not anticipate that the oil and gas sold will be significantly different from the Company's production entitlement.

Oil and Gas Properties and Equipment - The Company follows the full cost method
------------------------------------
of accounting for oil and gas property acquisition, exploration and development activities. Under this method, all productive and nonproductive costs incurred in connection with the exploration for and development of oil and gas reserves are capitalized. Capitalized costs include lease acquisition, geological and geophysical work, delay rentals, costs of drilling, completing and equipping successful and unsuccessful oil and gas wells and related internal costs that can be directly identified with acquisition, exploration and development activities, but does not include any cost related to production, general corporate overhead or similar activities. Gains or loss on the sale or other disposition of oil and gas properties is not recognized unless significant amounts of oil and gas reserves are involved. No corporate overhead has been capitalized as of April 15, 2001.


The capitalized costs of oil and gas properties, plus estimated future development costs relating to proved reserves are amortized on a unit-of-production method over the estimated productive life of the proved oil and gas reserves. Unevaluated oil and gas properties are excluded from this calculation. As of April 15, 2001, the Company has not had any oil and gas revenue, therefore, no amortization of the capitalized cost is necessary.

Capitalized oil and gas property costs, less accumulated amortization, are limited to an amount (the ceiling limitation) equal to the sum of: (a) the present value of estimated future net revenues from the projected production of proved oil and gas reserves, calculated at prices in effect as of the balance sheet date (with consideration of price changes only to the extent provided by contractual arrangements) and a discount factor of 10%; (b) the cost of unproved and unevaluated properties excluded from the costs being amortized; (c) the lower of cost or estimated fair value of unproved properties included in the costs being amortized; and (d) related income tax effects. Excess costs are charged to proved properties impairment expense.

Unevaluated Oil and Gas Properties - Unevaluated oil and gas properties consist
----------------------------------
principally of the Company's acquisition costs in undeveloped leases net of an allowance for impairment and transfers to depletable oil and gas properties.

When leases are developed, expire or are abandoned, the related costs are transferred from unevaluated oil and gas properties to depletable oil and gas properties. Additionally, the Company reviews the carrying costs of unevaluated oil and gas properties for the purpose of determining probable future lease expirations and abandonments, and prospective discounted future economic benefit attributable to the leases. The Company records an allowance for impairment based on the review with the corresponding charge being made to depletable oil and gas properties. There is no such allowance for impairment presented in the accompanying financial statements.

Unevaluated oil and gas properties not subject to amortization include the following:

          Acquisition costs            $155,730
                                       ========

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                       NOTES TO THE FINANCIAL STATEMENTS
           FROM APRIL 2, 2001 (DATE OF INCEPTION) TO APRIL 15, 2001
           --------------------------------------------------------

NOTE 1. - NATURE OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued...

The Company anticipates that approximately $31,000 representing the acquisition cost of an oil and gas property in Lavaca County, Texas will be moved to the cost subject to amortization within the next three months. The balance of approximately $125,000 is for another oil and gas property in Lavaca County, Texas. The Company is maintaining this property and anticipates a well will be drilled within the next twelve months.


Deferred Assets - Deferred assets consist of expenditures associated with a
---------------
potential merger discussion in Note 7.

Accrued Liabilities - Accrued liabilities consisted of attorneys fees.
-------------------


Income Taxes - Deferred income taxes are provided on a liability method whereby
------------
deferred tax assets and liabilities are established for the difference between the financial reporting and income tax basis of assets and liabilities as well as operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Preferred Stock - The Company has authorized 10,000,000 shares of preferred
---------------
stock with a par value of $0.001. The Board of Directors shall determine the designations, rights, preferences, privileges and voting rights of the preferred stock as well as any restrictions and qualifications thereon. No shares of preferred stock have been issued.

Statement of Cash Flows - Cash equivalents consists of demand deposits and cash
-----------------------
investments with initial maturity dates of less than three months. The Company paid no interest or taxes during the period of the accompanying financial statements.

Net Loss Per Share - Basic loss per share is computed by dividing the net loss
------------------
available to the common shareholders by the weighted average of common shares outstanding during the period.


Use of Estimates - The preparation of financial statements in conformity with
----------------
generally accepted accounting principles requires the Company to make estimates and assumptions that could affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2. - DEVELOPMENT STAGE

The Company is in the development stage and does not have any revenue to support its operations. It is dependent on an affiliated entity to fund its operations and costs associated with the acquisition, exploration and development of oil and gas properties. Management intends to obtain funds through private and/or public securities offerings. In the event that the affiliated entities ceases to fund the Company's operations, the oil and gas properties would be used to reduce the amounts due the affiliates.

NOTE 3. - NOTES PAYABLE

Notes payable at April 15, 2001, in the amount of $216,981, is due to an affiliated company. The note bears interest at 10%, is due on demand for principal and interest and is secured by all the oil and gas properties owned by the Company.

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                       NOTES TO THE FINANCIAL STATEMENTS
           FROM APRIL 2, 2001 (DATE OF INCEPTION) TO APRIL 15, 2001
           --------------------------------------------------------


NOTE 4. - RELATED PARTIES

The Company's oil and gas properties were purchased from an affiliate entity at their cost. Another affiliated entity will be the operator of the oil and gas properties and will be responsible for drilling certain wells in which the Company participates. All of the charges from this affiliate will be at cost.

NOTE 5 - INCOME TAXES

At April 15, 2001, the Company had an operating loss of $12,555 which provides a future tax benefit of $4,266, computed at the statutory rate. This future tax benefit has a valuation allowance of $4,266.

NOTE 6. - COMMITMENT

As of April 15, 2001, the Company has commitment to complete one well currently being drilled and to commence drilling two additional wells. The estimated commitment for the completing and drilling is $273,000 to $458,000.

NOTE 7. - SUBSEQUENT EVENTS

The Company has entered into an agreement with a public entity where by the public entity will spin off a wholly-owned subsidiary. A registration statement under the Securities Exchange Act of 1934, as amended, will be filed for the subsidiary and upon its effectiveness, the subsidiary will be a fully reporting company with no liabilities.

After the above registration statement is effective, the Company will merge with the reporting entity. The merged companies will be Houston American Energy Corp.

NOTE 8. - SUPPLEMENTAL INFORMATION ON OIL AND GAS EXPLORATION, DEVELOPMENT AND PRODUCTION ACTIVITIES (UNAUDITED)

This footnote provides unaudited information required by Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and gas Producing Activities."

Capital Costs
-------------

Capitalized costs relating to the Company's oil and gas producing activities as of April 15, 2001, all of which are conducted within the continental United States, are summarized below:

          Properties subject to amortization        $ 15,417
          Unevaluated properties                     155,730
                                                    --------
          Capitalized costs                         $171,147
                                                    ========

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                       NOTES TO THE FINANCIAL STATEMENTS
           FROM APRIL 2, 2001 (DATE OF INCEPTION) TO APRIL 15, 2001
           --------------------------------------------------------

NOTE 8. - SUPPLEMENTAL INFORMATION ON OIL AND GAS EXPLORATION, DEVELOPMENT AND PRODUCTION ACTIVITIES (UNAUDITED) continued...


Costs Incurred
--------------

Costs incurred in oil and gas property acquisition, exploration and development activities are summarized below:

          Property acquisition costs:
           Proved                                   $      -
           Unproved                                  155,730
          Exploration costs                                -
          Development costs                           15,417
                                                    --------
          Total costs incurred                      $171,147
                                                    ========

Reserves, standardized measures and changes in standardized measures are not presented because the Company has one well, which is in the process of being completed as of April 15, 2001. Sufficient information is not available to estimate the reserves and its cash flows as of April 15, 2001.

                         HOUSTON AMERICAN ENERGY CORP.

                          A Development Stage Company


                                 _____________







                         INTERIM FINANCIAL STATEMENTS
         for the period from inception April 2, 2001 to June 30, 2001
                                  (Unaudited)

                         HOUSTON AMERICAN ENERGY CORP.

                          A DEVELOPMENT STAGE COMPANY

                                 BALANCE SHEET
                           JUNE 30, 2001 (UNAUDITED)
                 --------------------------------------------

                                                      ASSETS
                                                      ------
CURRENT ASSETS, Cash                                                                                      $    976
                                                                                                          --------

OIL AND GAS PROPERTIES, Full cost method
    Cost subject to amortization                                                                           136,029
    Cost not being amortized                                                                               124,441
                                                                                                          --------

    Oil and gas properties                                                                                 260,470
                                                                                                          --------

DEFERRED ASSETS                                                                                            108,840
                                                                                                          --------

    TOTAL ASSETS                                                                                          $370,286
                                                                                                          ========
                                       LIABILITIES AND SHAREHOLDERS' DEFICIT
                                       -------------------------------------
CURRENT LIABILITIES
    Payable to affiliated companies                                                                       $171,822
    Notes payable, affiliated company                                                                      216,981
                                                                                                          --------

       Total current liabilities                                                                           388,803
                                                                                                          --------

SHAREHOLDERS' DEFICIT
Common stock, par value $.001;
    100,000,000 shares authorized, 1,000,000 shares outstanding                                              1,000
    Deficit accumulated in development stage                                                               (19,517)
                                                                                                          --------

    Total shareholders' deficit                                                                            (18,517)
                                                                                                          --------

    TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                                           $370,286
                                                                                                          ========

                  The accompanying notes are an integral part
                        of these financial statements.

                         HOUSTON AMERICAN ENERGY CORP.

                          A DEVELOPMENT STAGE COMPANY

                               STATEMENT OF LOSS


      FROM APRIL 2, 2001 (DATE OF INCEPTION) TO JUNE 30, 2001 (UNAUDITED)
      -------------------------------------------------------------------


Revenue                                                               $        -
                                                                      ----------


General and administrative expense                                        19,517
                                                                      ----------


Net loss                                                              $   19,517
                                                                      ==========


Basic loss per share                                                  $     0.02
                                                                      ==========


Basic weighted average share                                           1,000,000
                                                                      ==========


                  The accompanying notes are an integral part
                         of these financial statements.

                         HOUSTON AMERICAN ENERGY CORP.

                          A DEVELOPMENT STAGE COMPANY
                      STATEMENT OF SHAREHOLDERS' DEFICIT
                       ACCUMULATED IN DEVELOPMENT STAGE
      FROM APRIL 2, 2001 (DATE OF INCEPTION) TO JUNE 30, 2001 (UNAUDITED)
      -------------------------------------------------------------------



                                                                           Deficit
                                                                         Accumulated
                                                                           in the
                                               Common Stock              Development
                                          Shares           Amount           Stage            Total
                                          ------           ------        -----------       --------
Balance at inception, April 2, 2001           -            $    -        $         -       $      -

Stock issued for cash                     1,000             1,000                  -          1,000

Net loss                                      -                 -            (19,517)       (19,517)
                                          -----            ------        -----------       --------

Balance at June 30, 2001                  1,000            $1,000        $   (19,517)      $(18,517)
                                          =====            ======        ===========       ========




                  The accompanying notes are an integral part
                        of these financial statements.

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY

                            STATEMENT OF CASH FLOWS
      FROM APRIL 2, 2001 (DATE OF INCEPTION) TO JUNE 30, 2001 (UNAUDITED)
      -------------------------------------------------------------------


OPERATING ACTIVITIES
    Loss from operations                                                                                 $ (19,517)


    Adjustment to reconcile net loss to
       net cash from operations


    Increase in working capital:
       Increase in payables to affiliated companies                                                        171,822
                                                                                                         ---------

    Net cash used by operation                                                                             152,305
                                                                                                         ---------

CASH FLOW FROM INVESTING
    Acquisition of oil and gas properties and deferred assets                                             (152,329)
                                                                                                         ---------

CASH FLOW FROM FINANCING
    Sale of common stock                                                                                     1,000
                                                                                                         ---------

    Net increase in cash and cash at end of year                                                         $     976
                                                                                                         =========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
    AND FINANCING ACTIVITIES
       Oil and gas properties acquired and deferred assets                                               $ 216,981
       Note payable for oil and gas properties and deferred assets                                         216,981


                  The accompanying notes are an integral part
                        of these financial statements.

                         HOUSTON AMERICAN ENERGY CORP.

                          A DEVELOPMENT STAGE COMPANY

                       NOTES TO THE FINANCIAL STATEMENTS
      FROM APRIL 2, 2001 (DATE OF INCEPTION) TO JUNE 30, 2001 (UNAUDITED)
      -------------------------------------------------------------------

NOTE 1. - NATURE OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Houston American Energy Corp. (a Delaware Corporation) ("the Company") was incorporated on April 2, 2001. The Company was organized to engage in the exploration, development and acquisition of domestic oil and gas properties principally in the State of Texas.

The Statement of Loss and Shareholders' Deficit Accumulated in Development Stage for the period from April 2, 2001 (Date of Inception) to June 30, 2001, the Statement of Cash Flows for the period April 2, 2001 (Date of Inception) to June 30, 2001, and the Balance Sheet as of June 30, 2001 include, in the opinion of management, all of the adjustments necessary, consisting only of normal recurring adjustments, for a fair presentation of the results for this period and the financial condition as of that date. Historical interim results are not necessarily indicative of results that may be expected for any future period.

Oil and Gas Revenues Receivables - The Company recognizes oil and gas revenue
--------------------------------
from its interest in producing wells as oil and gas is produced and sold from those wells. The Company does not anticipate that the oil and gas sold will be significantly different from the Company's production entitlement.


Oil and Gas Properties and Equipment - The Company follows the full cost method
------------------------------------
of accounting for oil and gas property acquisition, exploration and development activities. Under this method, all productive and nonproductive costs incurred in connection with the exploration for and development of oil and gas reserves are capitalized. Capitalized costs include lease acquisition, geological and geophysical work, delay rentals, costs of drilling, completing and equipping successful and unsuccessful oil and gas wells and related internal costs that can be directly identified with acquisition, exploration and development activities, but does not include any cost related to production, general corporate overhead or similar activities. Gain or loss on the sale or other disposition of oil and gas properties is not recognized unless significant amounts of oil and gas reserves are involved. No corporate overhead has been capitalized as of June 30, 2001.


The capitalized costs of oil and gas properties, plus estimated future development costs relating to proved reserves are amortized on a unit-of-production method over the estimated productive life of the proved oil and gas reserves. Unevaluated oil and gas properties are excluded from this calculation. As of June 30, 2001, the Company has not had any oil and gas revenue, therefore, no amortization of the capitalized cost is necessary.

Capitalized oil and gas property costs, less accumulated amortization, are limited to an amount (the ceiling limitation) equal to the sum of: (a) the present value of estimated future net revenues from the projected production of proved oil and gas reserves, calculated at prices in effect as of the balance sheet date (with consideration of price changes only to the extent provided by contractual arrangements) and a discount factor of 10%; (b) the cost of unproved and unevaluated properties excluded from the costs being amortized, (c) the lower of cost or estimated fair value of unproved properties included in the costs being amortized; and (d) related income tax effects. Excess costs are charged to proved properties impairment expense.

Unevaluated Oil and gas Properties - Unevaluated oil and gas properties consist
-----------------------------------
principally of the Company's acquisition costs in undeveloped leases net of an allowance for impairment and transfers to depletable oil and gas properties.

When leases are developed, expire or are abandoned, the related costs are transferred from unevaluated oil and gas properties to depletable oil and gas properties. Additionally, the Company reviews the carrying costs of unevaluated oil and gas properties for the purpose of determining probable future lease expirations and abandonments, and prospective discounted future economic benefit attributable to the leases. The Company records an allowance for impairment based on the review with the corresponding charge being made to depletable oil and gas properties. There is no such allowance for impairment presented in the accompanying financial statements.

                         HOUSTON AMERICAN ENERGY CORP.


                          A DEVELOPMENT STAGE COMPANY

                       NOTES TO THE FINANCIAL STATEMENTS
      FROM APRIL 2, 2001 (DATE OF INCEPTION) TO JUNE 30, 2001 (UNAUDITED)
      -------------------------------------------------------------------

NOTE 1. - NATURE OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

continued . . .


Unevaluated oil and gas properties not subject to amortization include the following:

          Acquisition costs            $155,730
                                       ========

The Company anticipates that approximately $31,000 representing the acquisition cost of an oil and gas property in Lavaca County, Texas will be moved to the cost subject to amortization within the next three months. The balance of approximately $125,000 is for another oil and gas property in Lavaca County, Texas. The Company is maintaining this property and anticipates a well will be drilled within the next twelve months.

Deferred Assets - Deferred assets consist of expenditures associated with a
----------------
potential merger discussion in Note 7.

Accrued Liabilities - Accrued liabilities consisted of attorneys fees and other
-------------------
accrued expenditures.


Income Taxes - Deferred income taxes are provided on a liability method whereby
-------------
deferred tax assets and liabilities are established for the difference between the financial reporting and income tax basis of assets and liabilities as well as operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Preferred Stock - The Company has authorized 10,000,000 shares of preferred
---------------
stock with a par value of $0.001. The Board of Directors shall determine the designations, rights, preferences, privileges and voting rights of the preferred stock as well as any restrictions and qualifications thereon. No shares of preferred stock have been issued.

Statement of Cash Flows - Cash equivalents consists of demand deposits and cash
-----------------------
investments with initial maturity dates of less than three months. The Company paid no interest or taxes during the period of the accompanying financial statements.


Net Loss Per Share - Basic loss per share is computed by dividing the net loss
-------------------
available to common shareholders by the weighted average of common shares outstanding during the period.


Use of Estimates - The preparation of financial statements in conformity with
-------------------
generally accepted accounting principles requires the Company to make estimates and assumptions that could affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2. - DEVELOPMENT STAGE

The Company is in the development stage and does not have any revenue to support its operations. It is dependent on an affiliated entity to fund its operations and cost associated with the acquisition, exploration and development of oil and gas properties. Management intends to obtain funds through private and/or public securities offerings. In the event, that the affiliated entities ceases to fund the Company's operations, the oil and gas properties would be used to reduce the amounts due the affiliates.

NOTE 3. - NOTES PAYABLE

Notes payable at June 30, 2001, in the amount of $216,981, is due to an affiliated company. The note bears interest at 10%, is due on demand for principal and interest and is secured by all the oil and gas properties owned by the Company.

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                       NOTES TO THE FINANCIAL STATEMENTS
      FROM APRIL 2, 2001 (DATE OF INCEPTION) TO JUNE 30, 2001 (UNAUDITED)

      -------------------------------------------------------------------

NOTE 4. - RELATED PARTIES

The Company's oil and gas properties were purchased from an affiliate entity at their cost. Another affiliated entity will be the operator of the oil and gas properties and will be responsible for drilling certain wells in which the Company participates. All of the charges from this affiliate will be at cost. As of June 30, 2001, there is $171,822 due to affiliates for expenditure paid on behalf of the Company.

NOTE 5 - INCOME TAXES


At June 30, 2001, the Company had an operating loss of $19,517 which provides a future tax benefit of $6,636, computed at the statutory rate. This future tax benefit has a valuation allowance of $6,636.


NOTE 6. - COMMITMENT


As of June 30, 2001, the Company has completed two wells, Kalmus No. 1 and Carl Klimitchek No. 2 wells, and has commenced drilling one well, Sartwelle No. 5 well. The estimated commitment for drilling and completing the Sartwelle No. 5 well is $430,900 to $774,800.


NOTE 7. - SUBSEQUENT EVENTS

The Company has entered into an agreement with a public entity where by the public entity will spin off a wholly-owned subsidiary. A registration statement under the Securities Exchange Act of 1934, as amended, will be filed for the subsidiary and upon its effectiveness, the subsidiary will be a fully reporting company with no liabilities.

After the above registration statement is effective, the Company will merge with the reporting entity. The merged companies will be Houston American Energy Corp.

NOTE 8. - SUPPLEMENTAL INFORMATION ON OIL AND GAS EXPLORATION, DEVELOPMENT AND PRODUCTION ACTIVITIES (UNAUDITED)

This footnote provides unaudited information required by Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and gas Producing Activities."

Capital Costs
-------------

Capitalized costs relating to the Company's oil and gas producing activities as of June 30, 2001, all of which are conducted within the continental United States, are summarized below:

               Properties subject to amortization                       $136,029
               Unevaluated properties                                    124,441
                                                                        --------

               Capitalized costs                                        $260,470
                                                                        ========

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                       NOTES TO THE FINANCIAL STATEMENTS
      FROM APRIL 2, 2001 (DATE OF INCEPTION) TO JUNE 30, 2001 (UNAUDITED)

      -------------------------------------------------------------------


NOTE 8. - SUPPLEMENTAL INFORMATION ON OIL AND GAS EXPLORATION, DEVELOPMENT AND PRODUCTION ACTIVITIES (UNAUDITED) continued . . .


Costs Incurred
--------------

Costs incurred in oil and gas property acquisition, exploration and development activities are summarized below:

               Property acquisition costs:
                 Proved                                                 $ 34,561
                 Unproved                                                124,441
               Exploration costs                                               -
               Development costs                                         101,468
                                                                        --------
               Total costs incurred

                                                                        $260,470
                                                                        ========

Reserves, standardized measures and changes in standardized measures are not presented because the Company has two wells, which are in the process of being completed as of June 30, 2001. Sufficient information is not available to estimate the reserves and their cash flows as of June 30, 2001.

                       HOUSTON AMERICAN ENERGY CORP. AND
                           TEXAS NEVADA OIL & GAS CO.
                                 _____________



               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                     for the six months ended June 30, 2001

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial statements give effect to the merger using the purchase method of accounting as prescribed by Statement of Financial Accounting Standards No. 141 "Business Combinations." The following unaudited pro forma combined financial statements and the accompanying notes should be read in conjunction with the historical financial statements and related notes of Houston American Energy Corp. and Texas Nevada Oil & Gas Company which are included in the prospectus/information statement.

The unaudited pro forma combined financial statements are provided for information purposes only and do not purport to represent what the combined financial position and results of operations would have been had the merger in fact occurred on the dates indicated. The following unaudited pro forma combined statement of loss and unaudited pro forma combined balance sheet illustrate the pro forma effects of the merger as if the merger had occurred on January 1, 2001, for the unaudited statement of loss and at June 30, 2001 for the unaudited balance sheet. The following unaudited pro forma information was derived using Houston American Energy Corp.'s and Texas Nevada Oil & Gas Inc.'s June 30, 2001 unaudited financial information.

                         HOUSTON AMERICAN ENERGY CORP
                          A DEVELOPMENT STAGE COMPANY
                                      AND
                          TEXAS NEVADA OIL & GAS CO.
                          A DEVELOPMENT STAGE COMPANY
                       PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 2001

                       ---------------------------------


                                         Texas         Houston
                                         Nevada       American
                                         Oil &         Energy         Pro Forma
                                        Gas Co.         Corp.        Adjustments       Pro Forma
                                       ---------      --------       -----------       ---------
ASSETS
------
CURRENT ASSETS
   Cash                                $       -      $    976       $         -       $     976
                                       ---------      --------       -----------       ---------
      Total Current Assets                     -           976                 -             976

OIL AND GAS PROPERTIES                         -       260,470                 -         260,470

DEFERRED ASSETS                                -       108,840                 -         108,840
                                       ---------      --------       -----------       ---------

   TOTAL ASSETS                        $       -      $370,286       $         -       $ 370,286
                                       =========      ========       ===========       =========

LIABILITIES AND
   SHAREHOLDERS' DEFICIT
------------------------

CURRENT LIABILITIES
   Payables                            $       -      $171,822        $        -       $ 171,822
   Notes payable                               -       216,981           (11,000)(1)     205,981
                                       ---------      --------        ----------       ---------
      Total current liabilities                -       388,803                 -         377,803

SHAREHOLDERS' EQUITY
   Common stock                            1,000         1,000            (1,000)(3)
                                                                          10,403 (2)      11,403

   Additional paid-in capital                  -             -            11,000 (1)
                                                                         (10,403)(2)         597

   Accumulated Deficit                    (1,000)      (19,517)            1,000         (19,517)
                                       ---------      --------        ----------       ---------

   TOTAL LIABILITIES AND               $       -      $370,286        $        -       $ 370,286
       SHAREHOLDERS' EQUITY            =========      ========        ==========       =========



For Notes to Pro Forma Financial Statements - See Pro Forma Combined Statement of Loss

                         HOUSTON AMERICAN ENERGY CORP.
                          A DEVELOPMENT STAGE COMPANY
                                      AND
                           TEXAS NEVADA OIL & GAS CO.
                          A DEVELOPMENT STAGE COMPANY
                      PRO FORMA COMBINED STATEMENT OF LOSS
                      SIX MONTH PERIOD ENDED JUNE 30, 2001

                    -------------------------------------------



                                     Texas              Houston
                                    Nevada             American
                                     Oil &              Energy             Pro Forma
                                    Gas Co.              Corp.            Adjustments             Pro Forma
                                   ---------          ----------         -------------           -----------
Revenue                            $       -          $        -         $           -           $         -

General and administrative
 expense                                   -              19,517                     -                19,517
                                   ---------          ----------         -------------           -----------

Net loss                           $       -          $   19,517         $           -           $    19,517
                                   =========          ==========         =============           ===========

Basic loss per share               $       -          $     0.02         $           -           $      0.00
                                   =========          ==========         =============           ===========

                                                                            10,403,414 (2)
                                                                               596,569 (3)
Basic weighted average shares          1,000           1,000,000                (1,000)(3)        11,999,983
                                   =========          ==========         =============           ===========



Notes to Pro Forma Financial Statements

1. Contribution for additional paid-in capital from majority shareholder of Houston American Energy Corp.

2. Adjustment reflects the issuance of an additional 10,403,414 shares to the shareholders of Houston American Energy Corp. as a result of the split of the common stock on an approximate 11.4 for 1 basis subsequent to June 30, 2001.

3. Recapitalize Texas Nevada Oil & Gas Co. with capital structure of Houston American Energy Corp. and to issue 596,569 shares to the shareholders of Texas Nevada Oil & Gas Co. as a result of the merger.

4. All shares including the pro forma adjustment shares were considered outstanding as of January 1, 2001.

                           TEXAS NEVADA OIL & GAS CO.
                    (A Corporation in the Development Stage)
                                 _____________


                              FINANCIAL STATEMENTS
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS
       for the year ended December 31, 2000 and 1999, and for the period from inception of the development stage,
                     January 1, 1999, to December 31, 2000

                       Report of Independent Accountants

Board of Directors and Stockholder
Texas Nevada Oil & Gas Co.

We have audited the accompanying balance sheet of Texas Nevada Oil & Gas Co. (a corporation in the development stage) as of December 31, 2000 and the related statements of operations, stockholder's equity and cash flows for the two years in the period then ended and for the period from inception of the development stage, January 1, 1999, to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Texas Nevada Oil & Gas Co. as of December 31, 2000, and the results of its operations and its cash flows for the two years in the period then ended and for the period from inception of the development stage, January 1, 1999, to December 31, 2000, in conformity with generally accepted accounting principles.


                                  /s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
July 17, 2001

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                                 BALANCE SHEET
                               DECEMBER 31, 2000
            -------------------------------------------------------


ASSETS
------
Current Assets                                                                        $        -
                                                                                      ----------

Total Assets                                                                          $        -
                                                                                      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current Liabilities                                                                   $        -
                                                                                      ----------

     Total liabilities                                                                         -
                                                                                      ----------
Stockholders' Equity
   Preferred Stock:  no par value; 50,000,000
      shares authorized; no shares issued and outstanding                                      -
   Common Stock:  no par value; 200,000,000 shares
      authorized; 1,000 shares issued and outstanding                                      1,000
    Losses accumulated during the development stage                                       (1,000)
                                                                                      ----------

       Total stockholders' deficit                                                             -
                                                                                      ----------
            Total liabilities and stockholders' equity                                $        -
                                                                                      ==========



                  The accompanying notes are an integral part
                         of these financial statements.

                           TEXAS NEVADA OIL & GAS CO.
                    (A Corporation in the Development Stage)
                            STATEMENTS OF OPERATIONS
                      ----------------------------------

                                                                                                            Inception,
                                                                                                            January 1,
                                                                     Year Ended December 31,                 1999, to
                                                            ------------------------------------------
                                                                                                           December 31,
                                                                         2000                    1999                 2000
                                                            -----------------         ---------------   ------------------

General and administrative expense                          $               -         $         1,000   $            1,000
                                                            -----------------         ---------------   ------------------

Net loss                                                    $               -         $        (1,000)  $           (1,000)
                                                            =================         ===============   ==================

Basic and dilutive net loss per common share                $               -         $         (1.00)
                                                            =================         ===============
Weighted average common shares outstanding
   (basic and dilutive)                                                 1,000                   1,000
                                                            =================         ===============

                  The accompanying notes are an integral part
                        of these financial statements.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                      STATEMENTS OF STOCKHOLDER'S EQUITY
            for the years ended December 31, 2000 and 1999, and for
              the period from inception of the development stage,
                     January 1, 1999 to December 31, 2000
                   ----------------------------------------------

                                                                              Losses
                                                                            Accumulated
                                                                            During the
                                                  Common Stock              Development
                                             Shares         Amount             Stage              Total
                                             ------         ------          -----------         ---------
Balance at inception, January 1, 1999             -         $    -          $         -         $       -

Organizational services performed by
  the Parent considered effective
  January 1, 1999                             1,000          1,000                    -             1,000
Net loss                                          -              -               (1,000)           (1,000)
                                             ------         ------          -----------         ---------

Balance at December 31, 1999                  1,000          1,000               (1,000)                -
Net loss                                          -              -                                      -
                                             ------         ------          -----------         ---------

Balance at December 31, 2000                  1,000         $1,000          $    (1,000)        $       -
                                             ======         ======          ===========         =========

                  The accompanying notes are an integral part
                        of these financial statements.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                           STATEMENTS OF CASH FLOWS
                   ----------------------------------------


                                                                                                Inception,
                                                             Year Ended December 31,            January 1,
                                                       --------------------------------          1999, to
                                                                                               December 31,
                                                           2000                1999                2000
                                                       -------------        -----------        ------------
Cash flows from operating activities
  Net loss                                             $           -        $    (1,000)       $     (1,000)
  Adjusted to reconcile net loss to net cash
      used in operating activities:
      Common stock issued for services                             -              1,000               1,000
                                                       -------------        -----------        ------------

          Net cash provided by operating activities
              and net increase in cash and cash
              equivalents                                          -                  -                   -
Cash and cash equivalents, beginning of year                       -                  -                   -
                                                       -------------        -----------        ------------

Cash and cash equivalents, end of year                 $           -        $         -        $          -
                                                       =============        ===========        ============

                  The accompanying notes are an integral part
                        of these financial statements.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

1.   Description Of Business
     -----------------------

     Texas Nevada Oil & Gas Co. (the "Company") was incorporated on June 15, 1981 in the state of Texas. The Company is a wholly-owned subsidiary of Unicorp, Inc. (the "Parent") and was originally formed for the purpose of holding and operating the Parent's mineral interests in the State of Texas. The Company has not been engaged in any significant activities since 1991 when it ceased active operations and liquidated its operating assets. The Company is now considered a development stage enterprise because it has not yet commenced new commercial operations and because its current efforts are focused almost entirely on corporate structure and capital raising activities.

     The date of inception of the development stage of the Company for purposes of financial reporting is considered to be January 1, 1999, because on or about that date management began planning future activities for the dormant Company. Accordingly, in accordance with Statement of Financial Accounting Standards #1, Accounting and Reporting by Development Stage Enterprises,
                   ---------------------------------------------------------
     the accompanying financial statements include cumulative amounts from January 1, 1999, the inception of the development stage.

2.    Summary of Significant Accounting Policies
      ------------------------------------------

      Cash and Cash Equivalents
      -------------------------

      Cash and cash equivalents include all cash balances and any highly liquid short-term investments with an original maturity of three months or less.

      Income Taxes
      ------------

      The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. This method also requires the recognition of future tax benefits such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      Net Loss Per Common Share
      -------------------------

      Basic and dilutive net loss per common share for the years ended December 31, 2000 and 1999 have been computed by dividing net loss by the weighted average number of shares of common stock outstanding during these periods.

      Estimates
      ---------

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

2.   Summary of Significant Accounting Policies, continued
     -----------------------------------------------------

     Fair Value of Financial Instruments
     -----------------------------------

     The Company includes fair value information in the notes to the financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

     Comprehensive Income
     --------------------

     The Company has adopted Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income". Comprehensive income includes such items as unrealized gains or losses on certain investment securities and certain foreign currency translation adjustments. The Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, comprehensive income and net income are identical.

     Segment Information
     -------------------

     The Company has adopted SFAS 131, "Disclosures About Segments of an Enterprise and Related Information". SFAS 131 requires a company to disclose financial and other information, as defined by the statement, about its business segments, their products and services, geographic areas, major customers, revenues, profits, assets and other information. The Company currently operates in only one business segment and does not have geographically diversified business operations.

3.   Income Taxes
     ------------

     The tax effects of temporary differences that give rise to deferred tax assets at December 31, 2000 are as follows:

          Net operating loss carryforward             $    150
                                                      --------

         Total gross deferred tax assets                   150

         Less valuation allowance                         (150)
                                                      --------
         Net deferred tax assets                      $      -
                                                      ========

4.   Subsequent Event
     ----------------

     On March 23, 2001, the Company entered into an agreement with the Parent, the controlling stockholder of the Parent, and Opportunity Acquisition Company ("Opportunity") under which the Company agreed to merge with Opportunity in a transaction (the "Transaction") that will be treated as a recapitalization of Opportunity. Under the Transaction, the parties agreed to the following:

     . The Parent will "spin-off" the Company to its stockholders and promptly thereafter the Parent and the Company will register the Company's common stock on Form 10-SB in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      . Following the completion of the spin-off and effective registration of the Company's common stock, Opportunity will merge (the "Merger") with the Company through the exchange of 5% of its common stock for 100% of the Company's common stock.

      . The Company and the Parent will prepare and send to the stockholders of the Parent an information statement (the "Information Statement") required by the Exchange Act in connection with obtaining approval for the Merger.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

4.   Subsequent Event, continued
     ---------------------------

     . Opportunity, in connection with the Information Statement and as part of the merger, will prepare a registration statement on Form S-4 under the Securities Act of 1933 to register the Opportunity common stock received by the Company's stockholders.

     . If the Company, the Parent and the controlling stockholder of the Parent comply with all requirements of the Transaction, Opportunity will pay up to $75,000 of the costs of the Transaction through cancellation of a $75,000 promissory note that was originated as part of the Transaction.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                                 _____________



                    UNAUDITED INTERIM FINANCIAL STATEMENTS
             for the six months ended June 30, 2001 and 2000, and
            for the period from inception of the development stage,
                       January 1, 1999, to June 30, 2001

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                        UNAUDITED INTERIM BALANCE SHEET
                                 JUNE 30, 2001
                        ------------------------------

     ASSETS
     ------

Current Assets                                                       $       -
                                                                     ---------

  Total Assets                                                       $       -
                                                                     =========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current Liabilities                                                  $       -
                                                                      --------
  Total liabilities                                                          -
                                                                      --------
Stockholders' Equity
     Preferred Stock: no par value; 50,000,000
        shares authorized; no shares issued and outstanding                  -
     Common Stock: no par value; 200,000,000 shares
           authorized; 1,000 shares issued and outstanding               1,000
     Losses accumulated during the development stage                    (1,000)
                                                                      --------
         Total stockholders' deficit                                         -
                                                                      --------
              Total Liabilities and Stockholders' Equity              $      -
                                                                      ========




                  The accompanying notes are an integral part
                        of these financial statements.

                           TEXAS NEVADA OIL & GAS CO.
                    (A Corporation in the Development Stage)
                   UNAUDITED INTERIM STATEMENTS OF OPERATIONS
                   ------------------------------------------

                                                                                        Inception,
                                                                                        January 1,
                                                Six Months Ended June 30,                1999, to
                                        -----------------------------------------        June 30,
                                               2001                    2000                 2001
                                        -----------------         ---------------     ---------------

General and administrative expense      $               -         $             -     $         1,000
                                        -----------------         ---------------     ---------------

Net loss                                $               -         $             -     $        (1,000)
                                        =================         ===============     ===============

Basic and dilutive net loss per         $               -         $             -
 common share                           =================         ===============

Weighted average common shares
 outstanding                                        1,000                   1,000
      (basic and dilutive)              =================         ===============


                  The accompanying notes are an integral part
                         of these financial statements.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
             UNAUDITED INTERIM STATEMENTS OF STOCKHOLDER'S EQUITY
           for the six months ended June 30, 2001 and 2000, and for
              the period from inception of the development stage,
                       January 1, 1999 to June 30, 2001
             ----------------------------------------------------

                                                                           Losses
                                                                        Accumulated
                                                                         During the
                                                Common Stock            Development
                                             Shares       Amount           Stage             Total
                                             ------       ------        -----------        ---------
Balance at inception, January 1, 1999             -       $    -        $         -        $       -

Organizational services performed by
  the Parent considered effective
  January 1, 1999                             1,000        1,000                  -            1,000

Net loss                                          -            -             (1,000)          (1,000)
                                             ------       ------        -----------        ---------

Balance at December 31, 1999                  1,000        1,000             (1,000)               -

Net loss                                          -            -                  -                -
                                             ------       ------        -----------        ---------

Balance at December 31, 2000                  1,000        1,000             (1,000)               -

Net loss                                          -            -                  -                -
                                             ------       ------        -----------        ---------

Balance at June 30, 2001                      1,000       $1,000        $    (1,000)       $       -
                                             ======       ======        ===========        =========

                  The accompanying notes are an integral part
                        of these financial statements.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                  UNAUDITED INTERIM STATEMENTS OF CASH FLOWS
                  ------------------------------------------


                                                                                              Inception,
                                                        Six Months Ended June 30,          January 1, 1999,
                                                      -----------------------------          to June 30,
                                                       2001                   2000               2001
                                                      ------                 ------        ----------------
Cash flows from operating activities:
  Net loss                                            $    -                 $    -        $         (1,000)
  Adjustment to reconcile net loss to net cash
    used in operating activities:
    Common stock issued for services                       -                      -                   1,000
                                                      ------                 ------        ----------------

       Net cash provided by operating activities
         and net increase in cash and cash
         equivalents                                       -                      -                       -

Cash and cash equivalents, beginning of year               -                      -                       -
                                                     -------                 ------        ----------------

Cash and cash equivalents, end of year               $     -                 $    -        $              -
                                                     =======                 ======        ================

                  The accompanying notes are an integral part
                        of these financial statements.

                          TEXAS NEVADA OIL & GAS CO.
                   (A Corporation in the Development Stage)
                NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
                -----------------------------------------------

1. Description of Business
   -----------------------

   Texas Nevada Oil & Gas Co. (the "Company") was incorporated on June 15, 1981 in the state of Texas. The Company is a wholly-owned subsidiary of Unicorp, Inc. (the "Parent") and was originally formed for the purpose of holding and operating the Parent's mineral interests in the State of Texas. The Company has not been engaged in any significant activities since 1991 when it ceased active operations and liquidated its operating assets. The Company is now considered a development stage enterprise because it has not yet commenced new commercial operations and because its current efforts are focused almost entirely on corporate structure and capital raising activities.

   The date of inception of the development stage of the Company for purposes of financial reporting is considered to be January 1, 1999, because on or about that date management began planning future activities for the dormant Company. Accordingly, in accordance with Statement of Financial Accounting Standards #1, Accounting and Reporting by Development Stage Enterprises, the
                 ---------------------------------------------------------
   accompanying financial statements include cumulative amounts from January 1, 1999, the inception of the development stage.

2. Interim Financial Statements
   ----------------------------

   The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-SB and Article 10 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2001 and 2000 are not necessarily indicative of the results that may be expected for the respective full years.

   A summary of the Company's significant accounting policies and other information necessary to understand these financial statements is presented in the Company's audited financial statements for the years ended December 31, 2000 and 1999. Accordingly, the Company's audited financial statements should be read in connection with these financial statements.

3. Merger with Opportunity Acquisition Company
   -------------------------------------------

   On March 23, 2001, the Company entered into an agreement with the Parent, the controlling stockholder of the Parent, and Opportunity Acquisition Company ("Opportunity") under which the Company agreed to merge with Opportunity in a transaction (the "Transaction") that will be treated as a recapitalization of Opportunity. Under the Transaction, the parties agreed to the following:

   . The Parent will "spin-off" the Company to its stockholders and promptly thereafter the Parent and the Company will register the Company's common stock on Form 10-SB in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act").

   . Following the completion of the spin-off and effective registration of the Company's common stock, Opportunity will merge (the "Merger") with the Company through the exchange of 5% of its common stock for 100% of the Company's common stock.

   . The Company and the Parent will prepare and send to the stockholders of the Parent an information statement (the "Information Statement") required by the Exchange Act in connection with obtaining approval for the Merger.

                           TEXAS NEVADA OIL & GAS CO.
                    (A Corporation in the Development Stage)
                NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
                -----------------------------------------------

3. Merger with Opportunity Acquisition Company, continued
   ------------------------------------------------------

   . Opportunity, in connection with the Information Statement and as part of the Merger, will prepare a registration statement on Form S-4 under the Securities Act of 1933 to register the Opportunity common stock received by the Company's stockholders.

   . If the Company, the Parent and the controlling stockholder of the Parent comply with all requirements of the Transaction, Opportunity will pay up to $75,000 of the costs of the Transaction through cancellation of a promissory note that will be funded as part of the Transaction.

                                  APPENDIX A


                             AMENDED AND RESTATED

                         PLAN AND AGREEMENT OF MERGER
                                    BETWEEN
                          TEXAS NEVADA OIL & GAS CO.
                                      AND
                         HOUSTON AMERICAN ENERGY CORP.


     This Amended and Restated Plan and Agreement of Merger is entered into as of September 26, 2001, between Texas Nevada Oil & Gas Co., a Texas corporation ("TNOG"), and Houston American Energy Corp., a Delaware corporation ("HAEC").

     WHEREAS, on July 31, 2001, TNOG and HAEC entered into that certain Plan and Agreement of Merger (the "Original Plan") providing for the merger of TNOG with and into HAEC; and

     WHEREAS, HAEC has completed the forward split of its outstanding common stock on an approximate 11.4 for one basis (the "Split"); and

     WHEREAS, in order to correct certain provisions of the Original Plan to reflect the Split, TNOG and HAEC desire to amend and restate the Original Plan in its entirety as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual provisions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TNOG and HAEC hereby agree as follows:

     1.   Plan Adopted.  A plan of merger merging TNOG with and into HAEC (this
          ------------
"Plan of Merger"), pursuant to the provisions of Section 252 of the Delaware General Corporation Law (the "DGCL") and Article 5.01 of the Texas Business Corporation Act (the "TBCA"), as follows:


          (a) TNOG shall be merged with and into HAEC, to exist and be governed by the laws of the State of Delaware.

          (b) The name of the Surviving Corporation shall be Houston American Energy Corp. (the "Surviving Corporation").

          (c) When this Plan of Merger shall become effective, the separate existence of TNOG shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and properties of TNOG and shall be subject to all the debts and liabilities of such corporation in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of each constituent entity shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the merger (the "Merger").

          (d) The Surviving Corporation will be responsible for the payment of all fees and franchise taxes of the constituent entities payable to the State of Delaware and the State of Texas, if any.

          (e) The Surviving Corporation will carry on business with the assets of TNOG, as well as with the assets of HAEC.

          (f) The Surviving Corporation will be responsible for the payment of the fair value of shares, if any, required under Article 5.12 of the TBCA or
Section 262 of the DGCL.

          (g) The shareholders of TNOG will surrender all of their shares in the manner hereinafter set forth.

          (h) In exchange for the shares of TNOG surrendered by its shareholders, the Surviving Corporation will issue and transfer to such shareholders on the basis hereinafter set forth, shares of its common stock.

          (i) The stockholders of HAEC will retain their shares of the Surviving Corporation.


     2.   Effective Date.  The effective date of the Merger (the "Effective
          --------------
Date") shall be the first permissible date following the effectiveness of the S-4 Registration Statement to be filed by HAEC.

     3.   Submission to Shareholders and Stockholders.  This Plan of Merger
          -------------------------------------------
shall be submitted for approval separately to the shareholders of TNOG and to the stockholders of HAEC in the manner provided by the laws of the State of Texas and the State of Delaware.


     4.   Manner of Exchange.  On the Effective Date of the Merger, the
          ------------------
shareholders of TNOG shall surrender their stock certificates to HAEC in exchange for shares of the Surviving Corporation to which they are entitled pursuant to the provisions of this Plan of Merger.


     5.   Basis of Exchange.  The holders of shares of the common stock, no par
          -----------------
value per share, of TNOG shall be entitled to receive, ratably, in exchange for the surrender of all of the outstanding shares of TNOG common stock, 596,569 shares of the common stock of the Surviving Corporation, par value $0.001 per share.


     6.   Shares of the Surviving Corporation.  The presently outstanding shares
          -----------------------------------
of the common stock of HAEC, 11,403,414 shares, shall remain outstanding as common stock of the Surviving Corporation.


     7.   Directors and Officers.
          ----------------------

          (a) The present Board of Directors of HAEC shall continue to serve as the Board of Directors of the Surviving Corporation until the next annual meeting or until such time as their successors have been elected and qualified.

          (b) If a vacancy shall exist on the Board of Directors of the Surviving Corporation on the Effective Date of the Merger, such vacancy may be filled by the Board of Directors as provided in the Bylaws of the Surviving Corporation.

          (c) All persons who, on the Effective Date of the Merger, are executive or administrative officers of HAEC shall remain as officers of the Surviving Corporation until the Board of Directors of the Surviving Corporation shall otherwise determine. The Board of Directors of the Surviving Corporation may elect or appoint such additional officers as it may determine.

     8.   Certificate of Incorporation.  The Certificate of Incorporation of
          ----------------------------
HAEC, attached hereto as Exhibit A and incorporated herein for all purposes,
                         ---------
existing on the Effective Date of the Merger shall continue in full force as the Certificate of Incorporation of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

     9.   Bylaws.  The Bylaws of HAEC, attached hereto as Exhibit B and
          ------                                          ---------
incorporated herein for all purposes, existing on the Effective Date of the Merger shall continue in full force as the Bylaws of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

     10.  Copies of the Plan of Merger.  A copy of this Plan of Merger is on
          ----------------------------
file at 801 Travis Street, Suite 1425, Houston, Texas 77002, which is the principal office of the Surviving Corporation. A copy of this Plan of Merger will be furnished to any shareholder of TNOG or stockholder of HAEC, on written request and without cost.

     11.  Legal Construction.  In case any one or more of the provisions
          ------------------
contained in this Plan of Merger shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Plan of Merger shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     12.  Benefit.  All the terms and provisions of this Plan of Merger shall be
          -------
binding upon and inure to the benefit of and be enforceable by the parties hereto, and their successors and permitted assigns.

     13.  Law Governing.  This Plan of Merger shall be construed and governed by
          -------------
the laws of the State of Delaware, and all obligations hereunder shall be deemed performable in Harris County, Texas.

     14.  Perfection of Title.  The parties hereto shall do all other acts and
          -------------------
things that may be reasonably necessary or proper, fully or more fully, to evidence, complete or perfect this Plan of Merger, and to carry out the intent of this Plan of Merger.

     15.  Cumulative Rights.  The rights and remedies of any party under this
          -----------------
Plan of Merger and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     16.  Waiver.  No course of dealing on the part of any party hereto or its
          ------
agents, nor any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Plan of Merger or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     17.  Construction.  Whenever used herein, the singular number shall include
          ------------
the plural, the plural number shall include the singular, and the masculine gender shall include the feminine.

     18.  Multiple Counterparts.  This Plan of Merger may be executed in one or
          ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties have executed this Plan of Merger as of September 26, 2001.


                                        TEXAS NEVADA OIL & GAS CO.


                                        By  /s/ Louis G. Mehr
                                          ---------------------------------
                                          Louis G. Mehr, President


                                        HOUSTON AMERICAN ENERGY CORP.


                                        By /s/ John F. Terwilliger
                                          ---------------------------------
                                          John F. Terwilliger, President

Attachments:
-----------
Exhibit A - Certificate of Incorporation of Houston American Energy Corp. Exhibit B - Bylaws of Houston American Energy Corp.

                                                                       Exhibit A


                         CERTIFICATE OF INCORPORATION
                                      OF
                         HOUSTON AMERICAN ENERGY CORP.

     Pursuant to the Delaware General Corporation Law (the "DGCL"), the undersigned, being of the age of 18 years or more and acting as the incorporator of HOUSTON AMERICAN ENERGY CORP. (the "Company"), under the laws of the State of Delaware, hereby adopts this Certificate of Incorporation:

                                   ARTICLE I
                                     Name

     The name of the Company is Houston American Energy Corp.

                                  ARTICLE II
                          Registered Office and Agent

     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                   Business

     The purpose of the Company shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the DGCL.

                                  ARTICLE IV
                                 Capital Stock

     1.   Authorized Stock.  The total number of shares of stock which the
          ----------------
Company shall have authority to issue is 110,000,000, consisting of 100,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

     2.   Preferred Stock.  The Preferred Stock may be issued from time to time
          ---------------
in one or more series. The Company's board of directors (the "Board of Directors") is hereby authorized to create and provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable section of the DGCL (the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (a) The designation of the series, which may be by distinguishing number, letter or title.

     (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

     (c) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

     (d)  The dates at which dividends, if any, shall be payable.

     (e) The redemption rights and price or prices, if any, for shares of the series.

     (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

     (g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

     (h) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

     (i) Restrictions on the issuance of shares of the same series or of any other class or series.

     (j)  The voting rights, if any, of the holders of shares of the series.

     (k) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

     3.   Common Stock.  The Common Stock shall be subject to the express terms
          ------------
of the Preferred Stock and any series thereof. Each share of the Common Stock shall be equal to each other share of Common Stock. The holders of shares of the Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

     4.   Voting Rights.  Except as may be provided in this Certificate of
          -------------
Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any stockholder to cumulate his votes in any election of directors.

     5.   Denial of Preemptive Rights.  No stockholder of the Company shall by
          ---------------------------
reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Company now or hereafter to be authorized or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

                                   ARTICLE V
                                 Incorporator

     The name and mailing address of the incorporator is as follows:

                    Name                                 Address
                    ----                                 -------
             Norman T. Reynolds             1100 Louisiana Street, Suite 4200
                                                   Houston, Texas 77002

                                  ARTICLE VI
                             Election of Directors

     1.   Number.  The number of directors constituting the initial Board of
          ------
Directors of the Company is one. The name and address of the person who is to serve as the initial director until the first annual meeting of the stockholders, or until his successor(s) have been elected and qualified is:

               Name                                    Address
               ----                                    -------
        John F. Terwilliger                    801 Travis, Suite 1425
                                                Houston, Texas 77002

     The business and affairs of the Company shall be conducted and managed by, or under the direction of, the Board of Directors. The total number of directors constituting the entire Board of Directors shall be fixed and may be altered from time to time by or pursuant to a resolution passed by the Board of Directors.

     2.   Classes of Directors.  The Board of Directors shall be divided into
          --------------------
three classes, Class A, Class B and Class C. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term expiring at the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class A shall serve for an initial term expiring at the annual meeting following the end of the Company's 2001 fiscal year, the directors first elected to Class B shall serve for an initial term expiring at the second annual meeting next following the end of the Company's 2001 fiscal year, and the directors first elected to Class C shall serve for an initial term expiring at the third annual meeting next following the end of the Company's 2001 fiscal year. Notwithstanding anything herein contained to the contrary, the person named in subparagraph 1 of this Article VI shall be a Class C director. Moreover, except as otherwise provided in this Certificate of Incorporation or any Preferred Stock Designation, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, shall hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal. Whenever the holders of any class or classes of stock or any series thereof shall be entitled to elect one or more directors pursuant to any Preferred Stock Designation, and except as otherwise provided herein or therein, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority of the directors elected by such class or classes or series thereof then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors.

     3.   Vacancies.  Except as otherwise provided for herein, newly created
          ---------
directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the newly created directorship or for the directorship in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Subject to the provisions of this Certificate of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     4.   Removal of Directors.  Except as otherwise provided in any Preferred
          --------------------
Stock Designation, any director may be removed from office only by the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the then outstanding shares of capital stock of the Company entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

                                  ARTICLE VII
                       Powers of the Board of Directors

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (a) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Company.

     (b) To set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     (c) The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an Executive Committee, and one or more additional committees, to exercise, subject to applicable provisions of law, such powers of the Board of Directors in the management of the business and affairs of the Company as set forth in said resolution, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required to be submitted to the stockholders for approval or, (ii) adopting, amending or repealing any Bylaw of the Company. The Executive Committee and each such other committee shall consist of two or more directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     (d) When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the Company, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Company.

                                 ARTICLE VIII
                            Receivers and Trustees

     Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof, on the application of any receiver or receivers appointed for the Company under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

                                  ARTICLE IX
                                    Bylaws

     Bylaws of the Company may be adopted, amended or repealed by the Board of Directors or by the affirmative vote of the holders of a majority of the Company's stock, outstanding and entitled to vote at the meeting at which any Bylaw is adopted, amended or repealed. Such Bylaws may contain any provision for the regulation and management of the affairs of the Company and the rights or powers of its stockholders, directors, officers or employees not inconsistent with statute or this Certificate of Incorporation.

                                   ARTICLE X
                   Amendment of Certificate of Incorporation

     The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XI
                                   Existence

     The Company is to have perpetual existence.

                                  ARTICLE XII
                            Limitation of Liability

     A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided, however, that this Article XII shall not eliminate or limit the liability of a director: (a) for any breach of the director's duty of loyalty to the Company or stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

     If the DGCL is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Company shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article by the stockholders of the Company or otherwise shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                                 ARTICLE XIII
              Business Combinations with Interested Stockholders

     The Company shall be governed by Section 203 of the DGCL. Provided, however, notwithstanding anything herein contained to the contrary, the provisions of Section 203 of the DGCL shall not be applicable to John F. Terwilliger.

                                  ARTICLE XIV
                                Indemnification

     The Company shall indemnify each director and officer of the Company who may be indemnified, to the fullest extent permitted by Section 145 of the DGCL ("Section 145"), as it may be amended from time to time, in each and every situation where the Company is obligated to make such indemnification pursuant to Section 145. In addition, the Company shall indemnify each of the Company's directors and officers in each and every situation where, under Section 145, the Company is not obligated, but is permitted or empowered, to make such indemnification. The Company may, in the sole discretion of the Board of Directors, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by such section. The Company shall promptly make or cause to be made any determination which Section 145 requires.

                                  ARTICLE XV
                     Transactions with Interested Parties

     No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (c) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 2nd day of April, 2001.


                                        /s/ Norman T. Reynolds
                                        -----------------------------
                                        NORMAN T. REYNOLDS

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         HOUSTON AMERICAN ENERGY CORP.

     Houston American Energy Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify that:

     FIRST:  The name of the Company is Houston American Energy Corp.

     SECOND: The Board of Directors of the Company, acting pursuant to Section 141(f) of the Delaware General Corporation Law ("DGCL"), duly adopted a resolution proposing the amendment to the Certificate of Incorporation of the Company described below, declaring said amendment to be advisable and recommending its approval to the stockholders of the Company for consideration thereof, and the Company's stockholders have duly adopted such amendment in accordance with Section 228 of the DGCL.

     THIRD: The Certificate of Incorporation of the Company is hereby amended to effect an 11.403431 for one stock split of the Company's outstanding shares of common stock, par value $.001 per share, on the date hereof and immediately before the filing of this Certificate of Amendment, by adding the following language after the first paragraph of Article IV, Section 1:

"Simultaneously with the filing of this amendment (the "Effective Time"), each share of Common Stock issued and outstanding immediately before the Effective Time (such shares, the "Old Common Stock") shall automatically and without any action on the part of the holder thereof, be split, subdivided and changed into
11.403431 shares of Common Stock (such shares, the "Common Stock"). The number of shares of the Common Stock to be issued to each holder of Old Common Stock shall be rounded to the nearest whole share. In lieu of any fractional share to which any such holder would be entitled, the Company shall pay such holder an amount of cash equal to the fair value of such fractional share as of the Effective Time. Each holder of a certificate or certificates that immediately before the Effective Time represented outstanding shares of the Old Common Stock (the "Old Common Certificates") shall be entitled to receive, on surrender of the Old Common Certificates to the Company's secretary for cancellation, a certificate or certificates representing the number of shares of Common Stock (the "Common Certificates") into which and for which the shares of the Old Common Stock, formerly represented by the Old Common Certificates so surrendered, are being split and subdivided under the terms hereof. From and after the Effective Time, the Old Common Certificates shall represent only the right to receive the Common Certificates pursuant to the provisions hereof. If more than one Old Common Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of Common Stock for which Common Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Common Certificates so surrendered."

     FOURTH: The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by John F. Terwilliger, its President, this 24/th/ day of September, 2001.

                                         HOUSTON AMERICAN ENERGY CORP.


                                         By  /s/ John F. Terwilliger
                                            -------------------------------
                                            John F. Terwilliger, President

THE STATE OF TEXAS   (S)
                     (S)
COUNTY OF HARRIS     (S)

     On this 24/th/ day of September, 2001, before me, the undersigned officer, personally appeared John F. Terwilliger, known personally to me to be the President of Houston American Energy Corp., and acknowledged that he, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as an officer.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal.



                                          /s/ Gina DeHoyos
                                         -------------------------------------
                                         Notary Public/Commissioner of Oaths
(SEAL)                                   My Commission Expires: 09/28/2002
                                                                --------------

                                                                       Exhibit B

                                     BYLAWS
                                       OF
                         HOUSTON AMERICAN ENERGY CORP.


                                   ARTICLE I
                              Offices and Records

     1.1  Delaware Office.  The registered office of Houston American Energy
          ---------------
Corp. (the "Company") in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

     1.2  Other Offices.  The Company may have such other offices, either within
          -------------
or without the State of Delaware, as the Company's board of directors (the "Board of Directors") may from time to time designate or as the business of the Company may from time to time require, including, without limitation, the Company's principal business office in Houston, Texas.

     1.3  Books and Records.  The books and records of the Company may be kept
          -----------------
outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

                                   ARTICLE II
                                  Stockholders

     2.1  Annual Meeting.  The annual meeting of stockholders of the Company
          --------------
shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting.

     2.2  Special Meeting.  Subject to the rights of the holders of any series
          ---------------
of the Company's preferred stock, par value $0.001 per share (the "Preferred Stock"), as designated in any resolutions adopted by the Board of Directors and filed with the State of Delaware (a "Preferred Stock Designation"), special meetings of the stockholders may be called by the Board of Directors or by one or more stockholders holding at least one-tenth of the shares entitled to vote at any such meeting.

     2.3  Place of Meeting.  The Board of Directors may designate the place of
          ----------------
meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal business office of the Company in Houston, Texas.

     2.4  Notice of Meeting.  Written or printed notice, stating the place, day
          -----------------
and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Company not less than 10 days nor more than 60 days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder's address as it appears on the stock transfer books of the Company. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Paragraph 7.4 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

     2.5  Quorum and Adjournment.  Except as otherwise provided by law or by the
          ----------------------
Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     2.6  Proxies.  At all meetings of stockholders, a stockholder may vote by
          -------
proxy executed in writing by the stockholder or as may be permitted by law, or by such stockholder's duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Company or such stockholder's representative at or before the time of the meeting.

     2.7  Notice of Stockholder Business and Nominations.
          ----------------------------------------------

          A.  Annual Meetings of Stockholders.
              -------------------------------

              (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Company's notice of meeting delivered pursuant to Paragraph 2.4 of these Bylaws, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Company who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this Paragraph 2.7(A) and these Bylaws and who was a stockholder of record at the time such notice is delivered to the Secretary of the Company.

              (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of Paragraph 2.7(A)(1) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal office of the Company not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of an annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary date of the previous year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

              (3) Notwithstanding anything in the second sentence of Paragraph 2.7(A)(2) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 80 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal office of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

          B.  Special Meetings of Stockholders.  Only such business shall be
              --------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting pursuant to Paragraph
2.4 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company's notice of meeting (a) by or at the direction of the Board of Directors, or (b) by any stockholder of the Company who is entitled to vote at the meeting, who complies with the notice procedures set forth in these Bylaws and who is a stockholder of record at the time such notice is delivered to the Secretary of the Company. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by Paragraph 2.7(A)(2) of these Bylaws shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

          C.  General.
              -------

              (1) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

              (2) For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

              (3) Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     2.8  Procedure for Election of Directors.  Election of directors at all
          -----------------------------------
meetings of the stockholders at which directors are to be elected may be by written ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, directors shall be elected by a plurality of the votes cast at such meetings. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by a majority of the votes cast with respect thereto.

     2.9  Inspectors of Elections; Opening and Closing the Polls.
          ------------------------------------------------------

          A. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Company in other capacities, including, without limitation, as officers, employees, agents or representatives of the Company, to act at a meeting of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.
If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall have the duties prescribed by the Delaware General Corporation Law (the "DGCL").

          B. The secretary of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

    2.10  Stockholder Action by Written Consent.  Any action required to be
          -------------------------------------
taken at any annual or special meeting of stockholders, or any action which may be taken at any such meeting, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                  ARTICLE III
                               Board of Directors

     3.1  General.  The powers of the Company shall be exercised by or under the
          -------
authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors. The Board of Directors shall be divided into three classes as provided in the Company's Certificate of Incorporation. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

     3.2  Number, Tenure and Qualifications.  Subject to the rights of the
          ---------------------------------
holders of any series of Preferred Stock to elect directors under specific circumstances, the number of directors shall be fixed by, and may be increased from time to time by, the affirmative vote of a majority of the members at any time constituting the Board of Directors. Each director shall hold office for the full term for which such director is elected and until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal in accordance with the Certificate of Incorporation or these Bylaws. Directors need not be residents of the State of Delaware or stockholders of the Company.

     3.3  Place of Meeting; Order of Business.  Except as otherwise provided by
          -----------------------------------
law, meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware, at whatever place is specified by the person or persons calling the meeting. In the absence of specific designation, the meetings shall be held at the principal office of the Company. At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in his absence by the President, or by resolution of the Board of Directors.

     3.4  Regular Meetings.  A regular meeting of the Board of Directors may be
          ----------------
held without other notice than these Bylaws immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place, and charges thereof, for the holding of additional regular meetings without other notice than such resolution.

     3.5  Special Meetings.  Special meetings of the Board of Directors shall be
          ----------------
called at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

     3.6  Notice of Special Meetings.  Notice of any special meeting shall be
          --------------------------
given to each director at such director's business or residence in writing or by telegram or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least 24 hours before such meeting. If by facsimile transmission, such notice shall be transmitted at least 24 hours before such meeting. If by telephone, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

     3.7  Quorum.  A majority of the Board of Directors shall constitute a
          ------
quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

     3.8  Vacancies.  Subject to the rights of the holders of any series of
          ---------
Preferred Stock to elect additional directors under specific circumstances, and except as provided in the Certificate of Incorporation, vacancies resulting from death, resignation or removal, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until such director's successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

     3.9  Executive and Other Committees.  The Board of Directors may, by
          ------------------------------
resolution adopted by a majority of the whole Board, designate an Executive Committee, and one or more additional committees, to exercise, subject to applicable provisions of law, such powers of the Board in the management of the business and affairs of the Company as set forth in said resolution, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Company. The Executive Committee and each such other committee shall consist of two or more directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.

     A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Paragraph 3.6 of these Bylaws. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Company; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

     3.10 Action Without a Meeting.  Unless otherwise restricted by the
          ------------------------
Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors, or such committee, as the case may be, and filed with the Secretary.

     3.11 Board and Committee Telephone Meetings.  Subject to the provisions
          --------------------------------------
required or permitted by the DGCL for notice of meetings, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Paragraph 3.11 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     3.12 Removal.  Subject to the rights of the holders of any series of
          -------
Preferred Stock to elect additional directors under specific circumstances, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

                                  ARTICLE IV
                                   Officers

     4.1  Elected Officers.  The elected officers of the Company shall be a
          ----------------
Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, a Secretary, and such other officers (including, without limitation, a President and a Treasurer) as the Board of Directors from time to time may deem proper. The Chairman of the Board may also serve as the Chief Executive Officer. The Chairman of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective stockholders and of the Board of Directors.

     4.2  Election and Term of Office.  The elected officers of the Company
          ---------------------------
shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held at the time of each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Paragraph 4.9 of these Bylaws, each officer shall hold office until such officer's successor shall have been duly elected and shall have qualified or until such officer's death or until such officer shall resign.

     4.3  Chairman of the Board.  The Chairman of the Board shall preside at all
          ---------------------
meetings of the stockholders and of the Board of Directors. The Chairman shall make reports to the Board of Directors and the stockholders and shall perform all such other duties as are properly required of him by the Board of Directors.

     4.4  Chief Executive Officer.  The Chief Executive Officer shall be
          -----------------------
responsible for the general management of the affairs of the Company and shall perform all duties incidental to the Chief Executive Officer's office which may be required by law and all such other duties as are properly required of him by the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

     4.5  President.  The President (if one shall have been chosen by the Board
          ---------
of Directors) shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Company's business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors. The President may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the Company authorized by the Board of Directors, certificates, contracts, and other instruments of the Company as authorized by the Board of Directors.

     4.6  Vice Presidents.  Each Vice President shall have such powers and
          ---------------
perform such duties as from time to time may be assigned to him by the Board of Directors or be delegated to him by the President. The Board of Directors may assign to any Vice President general supervision and charge over any territorial or functional division of the business and affairs of the Company.

     4.7  Secretary.  The Secretary shall give, or cause to be given, notice of
          ---------
all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of the Secretary's absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, the Chief Executive Officer, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Company in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The Secretary shall have the custody of the seal of the Company and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, and attest to the same.

     4.8  Treasurer.  The Treasurer, if there is one, shall have the custody of
          ---------
the corporate funds and securities and shall keep full and accurate accounts of receipt and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.
The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meeting, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Company. If required by the Board of Directors, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

     4.9  Removal.  Any officer elected by the Board of Directors may be removed
          -------
by a majority of the members of the Board of Directors whenever, in their judgment, the best interests of the Company would be served thereby. No elected officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such officer's successor or such officer's death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

     4.10 Vacancies.  A newly created office and a vacancy in any office because
          ---------
of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

                                   ARTICLE V
                       Stock Certificates and Transfers

     5.1  Stock Certificates and Transfers.
          --------------------------------

          A. The interest of each stockholder of the Company shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Company may from time to time prescribe, unless it shall be determined by, or pursuant to, a resolution adopted by the Board of Directors that the shares representing such interest be uncertificated. The shares of the stock of the Company shall be transferred on the books of the Company by the holder thereof in person or by such person's attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Company or its agents may reasonably require.

          B. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                  ARTICLE VI
                                Indemnification

     6.1  Mandatory Indemnification.  Each person who was or is made a party or
          -------------------------
is threatened to be made a party, or who was or is a witness without being named a party, to any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding (a "Proceeding"), by reason of the fact that such individual is or was a director or officer of the Company, or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Company from and against any judgments, penalties (including excise taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorneys' fees) actually incurred by such person in connection with such Proceeding if it is determined that he acted in good faith and reasonably believed (A) in the case of conduct in his official capacity on behalf of the Company that his conduct was in the Company's best interests, (B) in all other cases, that his conduct was not opposed to the best interests of the Company, and (C) with respect to any Proceeding which is a criminal action, that he had no reasonable cause to believe his conduct was unlawful; provided, however, that in the event a determination is made that such person is liable to the Company or is found liable on the basis that personal benefit was improperly received by such person, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the Proceeding and shall not be made in respect of any Proceeding in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself be determinative of whether the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any Proceeding which is a criminal action, had no reasonable cause to believe that his conduct was unlawful. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

     6.2  Determination of Indemnification.  Any indemnification under the
          --------------------------------
foregoing Paragraph 6.1 (unless ordered by a court of competent jurisdiction) shall be made by the Company only upon a determination that indemnification of such person is proper in the circumstances by virtue of the fact that it shall have been determined that such person has met the applicable standard of conduct. Such determination shall be made (A) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the Proceeding; (B) if such quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the Proceeding; (C) by special legal counsel (in a written opinion) selected by the Board of Directors or a committee of the Board of Directors by a vote as set forth in clause (A) or (B) of this Paragraph

6.2, or, if such quorum cannot be obtained and such committee cannot be established, by a majority vote of all directors (in which directors who are named defendants or respondents in the Proceeding may participate); or (D) by the stockholders of the Company in a vote that excludes the shares held by directors who are named defendants or respondents in the Proceeding.

     6.3  Advance of Expenses.  Reasonable expenses, including court costs and
          -------------------
attorneys' fees, incurred by a person who was or is a witness or who was or is named as a defendant or respondent in a Proceeding, by reason of the fact that such individual is or was a director or officer of the Company, or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, shall be paid by the Company at reasonable intervals in advance of the final disposition of such Proceeding, and without the determination specified in the foregoing Paragraph 6.2, upon receipt by the Company of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article 6, and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by the Company if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized in this Article 6. Such written undertaking shall be an unlimited obligation of such person and it may be accepted without reference to financial ability to make repayment.

     6.4  Permissive Indemnification.  The Board of Directors of the Company may
          --------------------------
authorize the Company to indemnify employees or agents of the Company, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to directors and officers of the Company.

     6.5  Nature of Indemnification.  The indemnification and advancement of
          -------------------------
expenses provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, these Bylaws, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in an official capacity and as to actions taken in any other capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such person.

     6.6  Insurance.  The Company shall have the power and authority to purchase
          ---------
and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability, claim, damage, loss or risk asserted against such person and incurred by such person in any such capacity or arising out of the status of such person as such, irrespective of whether the Company would have the power to indemnify and hold such person harmless against such liability under the provisions hereof. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the stockholders of the Company. Without limiting the power of the Company to procure or maintain any kind of insurance or other arrangement, the Company may, for the benefit of persons indemnified by the Company, (A) create a trust fund; (B) establish any form of self-insurance; (C) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Company; or (D) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the Company or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Company. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in the arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

     6.7  Notice.  Any indemnification or advance of expenses to a present or
          ------
former director of the Company in accordance with this Article 6 shall be reported in writing to the stockholders of the Company with or before the notice or waiver of notice of the next stockholders' meeting or with or before the next submission of a consent to action without a meeting and, in any case, within the next twelve month period immediately following the indemnification or advance.

     6.8  Change of Control.  Following any "change of control" of the Company
          ----------------
of the type required to be reported under Item 1 of Form 8-K promulgated under the Exchange Act, any determination as to entitlement to indemnification shall be made by independent legal counsel selected by the claimant which independent legal counsel shall be retained by the Board of Directors on behalf of the Company.

     6.9  Amendment.  Any amendment or repeal of this Article VI shall not
          ---------
adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                  ARTICLE VII
                           Miscellaneous Provisions

     7.1  Fiscal Year.  The fiscal year of the Company shall be determined by
          -----------
resolution of the Board of Directors.

     7.2  Dividends.  The Board of Directors may from time to time declare, and
          ---------
the Company may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

     7.3  Seal.  The corporate seal may bear in the center the emblem of some
          ----
object, and shall have inscribed thereunder the words "Corporate Seal" and around the margin thereof the words "Houston American Energy Corp."

     7.4  Waiver of Notice.  Whenever any notice is required to be given to any
          ----------------
stockholder or director of the Company under the provisions of the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or of the Board of Directors need be specified in any waiver of notice of such meeting.

     7.5  Audits.  The accounts, books and records of the Company shall be
          ------
audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

     7.6  Resignations.  Any director or any officer, whether elected or
          ------------
appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the Chief Executive Officer, the President, if any, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President, if any, or the Secretary or at such later date as is stated therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

                                 ARTICLE VIII
                                  Amendments

     8.1  Amendments.  These Bylaws may be amended, added to, rescinded or
          ----------
repealed by the Board of Directors or by the affirmative vote of the holders of a majority of the Company's stock, outstanding and entitled to vote at the meeting at which any Bylaw is adopted, amended or repealed.

     Adopted April 2, 2001.

                                        /s/ John F. Terwilliger
                                        ----------------------------------
                                        JOHN F. TERWILLIGER, Secretary

                                  APPENDIX B

                        TEXAS BUSINESS CORPORATION ACT

Art. 5.11. Rights of Dissenting Shareholders in the Event of Certain Corporate Actions

A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

     (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

     (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

     (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

     (1) the shares held by the shareholder are part of a class or series, shares of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

          (a)  listed on a national securities exchange;

          (b) listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

          (c)  held of record by not less than 2,000 holders;

     (2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

     (3) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

          (a) shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares of which are:

               (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

               (ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

               (iii)  held of record by not less than 2,000 holders;

          (b) cash in lieu of fractional shares otherwise entitled to be received; or

          (c) any combination of the securities and cash described in Subdivisions (a) and (b) of this subsection.

Art. 5.12.  Procedure for Dissent by Shareholders as to Said Corporate Actions

A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

     (1) (a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

          (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

     (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

     (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located ` asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Art. 5.13.  Provisions Affecting Remedies of Dissenting Shareholders

A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to
Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                    Part II

                    INFORMATION NOT REQUIRED IN PROSPECTUS
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the DGCL, our certificate of incorporation includes, subject to the limitations described below, a provision that would limit or eliminate our directors' liability for monetary damages for breaches of their fiduciary duties. A director's liability cannot be limited or eliminated for:

     .  breaches of the duty of loyalty;

     . acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     . the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions; or

     . transactions from which the director derived an improper personal benefit.

     In addition, the limitation of liability provisions may not restrict a director's liability for violation of, or otherwise relieve the corporation or its directors from, the necessity of complying with federal or state securities laws or affect the availability of nonmonetary remedies such as injunctive relief or rescission.

     Our certificate of incorporation provides that we shall, to the extent legally permissible, indemnify each of our former or present directors or officers against all liabilities and expenses imposed upon or incurred by any of them in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, civil or criminal, in which he may be threatened or involved, by reason of his having been a director or officer, if it is determined that he acted in good faith and reasonably believed:

     . in the case of conduct in his official capacity on our behalf that his conduct was in our best interests;

     . in all other cases, that his conduct was not opposed to our best interests; and

     . with respect to any proceeding which is a criminal action, that he had no reasonable cause to believe his conduct was unlawful.

     The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself be determinative of whether the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests, and, with respect to any proceeding which is a criminal action, had no reasonable cause to believe that his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Houston American pursuant to the foregoing provisions, or otherwise, we are aware that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable

                                    EXHIBITS

     The following exhibits are filed as part of this registration statement:


     Exhibit No.                        Identification of Exhibit
     -----------                        -------------------------

         2.1* Amended and Restated Plan and Agreement of Merger dated as of September 26, 2001, between Texas Nevada Oil & Gas Co. and Houston American Energy Corp. (included as Appendix A of this registration statement).

         3.1** Certificate of Incorporation of Houston American Energy Corp. filed April 2, 2001 (included as Exhibit A to Appendix A of this registration statement).

         3.2** Certificate of Merger Merging Opportunity Acquisition Company with and into Houston American Energy Corp. filed April 12, 2001.

         3.3** Bylaws of Houston American Energy Corp. adopted April 2, 2001 (included as Exhibit B to Appendix A of this registration statement).

         3.4* Certificate of Amendment to the Certificate of Incorporation of Houston American Energy Corp. filed September 25, 2001 (included as Exhibit A to Appendix A of this registration statement).

         4.1**         Text of Common Stock Certificate of Houston American
                       Energy Corp.

         4.2** Text of Preferred Stock Certificate of Houston American Energy Corp.

         5.1*          Opinion regarding legality.

         8.1*          Opinion regarding tax matters.

        10.1** Model Form Operating Agreement dated April 6, 2001, between Moose Operating Co., Inc. and Houston American Energy Corp.

        10.2** Agreement to Assign Interests in Oil and Gas Leases dated as of April 6, 2001, between Moose Oil & Gas Company and Houston American Energy Corp.

        10.3** Assignment of Interests in Oil and Gas Leases and Bill of Sale effective as of April 6, 2001, between Moose Oil & Gas Company and Houston American Energy Corp.

        10.4** Promissory Note of Houston American Energy Corp. in the amount of $216,981.06 dated April 15, 2001, payable to Moose Oil & Gas Company

        10.5** Plan and Agreement of Merger dated as of April 12, 2001, between Opportunity Acquisition Company and Houston American Energy Corp.

        10.6** Agreement dated as of March 23, 2001, between Unicorp, Inc., Equitable Assets, Incorporated, Texas Nevada Oil & Gas Co. and Opportunity Acquisition Company.

        10.7** First Amendment of Agreement dated as of July 31, 2001, between Unicorp, Inc., Equitable Assets, Incorporated, Texas Nevada Oil & Gas Co. and Houston American Energy Corp.

        10.8* Gas Purchase Contract #36-1599 dated as of May 1, 2001, between Kinder Morgan Texas Pipeline, L.P. and Moose Operating Co., Inc.

        10.9* Gas Purchase Agreement dated July 31, 1997, between Dominion Pipeline Company (as predecessor-in-interest to Pinnacle Natural Gas Co.) and Moose Operating Co., Inc.

        10.10* Model Form Operating Agreement dated December 11, 1997, between Louis Dreyfus Natural Gas Corp., Seisgen Exploration, Inc. and Moose Operating Co., Inc.

        23.1*          Consent of Counsel (included in Exhibit 5.1 and Exhibit
                       8.1).

        23.2*          Consent of Thomas Leger & Co. L.L.P., C.P.A.

        23.3**         Consent of Ham, Langston & Brezina, LLP, C.P.A.

__________
*    Filed herewith.
**   Previously filed.


                                 UNDERTAKINGS

The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (5) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on October 1, 2001.


                              HOUSTON AMERICAN ENERGY CORP.



                              By  /s/ John F. Terwilliger
                                --------------------------------------
                                  John F. Terwilliger, President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



By  /s/ John F. Terwilliger
  ------------------------------------
    John F. Terwilliger, President


October 1, 2001